Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

December 10, 2012

iPath Website Copy Deck

Table of Contents:

On all pages

iPath Logo	[Flag] US Change Help us improve the site
Site Optimized For: Financial Professional Sign In | Register [ Search Box]
Barclays Logo

HOMEPAGE

Header and Footer Site Map Navigation:

Home

Product Information

All Products

Alternatives

Commodities

Currencies

Emerging Markets

Fixed Income

Leveraged

Strategies

About iPath ETNs

Essentials of iPath ETNs

Understanding iPath ETNs

Benefits of ETNs

Trading and Redemption

Premiums and Discounts

Tax Considerations

iPath Leveraged ETNs

iPath ETN Product Suites

Commodities

Currencies

Equity

Fixed Income

iPath ETN Resources

Prospectuses

Fact Sheets

Product Essentials

Trading Information

Contact Us

{BEGIN Left Nav}

Alternatives >

iPath® Global Carbon ETN (GRN)

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) (IVOP)

iPath® S&P 500 Dynamic VIX ETN (XVZ)

iPath® S&P 500 VIX Short-Term FuturesTM ETN (VXX)

iPath® S&P 500 VIX Mid-Term FuturesTM ETN (VXZ)

Commodities >

Broad

iPath® Pure Beta Broad Commodity ETN (BCM)

iPath® Pure Beta S&P GSCITM-Weighted ETN (SBV)

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)}

iPath® S&P GSCITM Total Return Index ETN (GSP)

Sector

iPath® Pure Beta Agriculture ETN (DIRT)

iPath® Pure Beta Energy ETN (ONG)

iPath® Pure Beta Grains ETN (WEET)

iPath® Pure Beta Industrial Metals ETN (HEVY)

iPath® Pure Beta Livestock ETN (LSTK)

iPath® Pure Beta Precious Metals ETN (BLNG)

iPath® Pure Beta Softs ETN (GRWN)

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

Single Commodities

Energy

iPath® Seasonal Natural Gas ETN (DCNG)

iPath® Pure Beta Crude Oil ETN (OLEM)

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (GAZ)

iPath® S&P GSCITM Crude Oil Total Return Index ETN (OIL)

Industrial Metals

iPath® Pure Beta Aluminum ETN (FOIL)

iPath® Pure Beta Copper ETN (CUPM)

iPath® Pure Beta Lead ETN (LEDD)

iPath® Pure Beta Nickel ETN (NINI)

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN (JJU)

iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN (JJC)

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN (LD)

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN (JJN)

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN (JJT)

Precious Metals

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN (PGM)

Softs

iPath® Pure Beta Cocoa ETN (CHOC)

iPath® Pure Beta Coffee ETN (CAFE)

iPath® Pure Beta Cotton ETN (CTNN)

iPath® Pure Beta Sugar ETN (SGAR)

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN (NIB)

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN (JO)

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN (BAL)

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN (SGG)

Currencies >

iPath® EUR/USD Exchange Rate ETN (ERO)

iPath® GBP/USD Exchange Rate ETN (GBB)

iPath® JPY/USD Exchange Rate ETN (JYN)

iPath® Optimized Currency Carry ETN (ICI)

iPath® GEMS Asia 8 ETN (AYT)

iPath® GEMS IndexTM ETN (JEM)

iPath® Asian & Gulf Currency Revaluation ETN (PGD)

Emerging Markets >

iPath® MSCI India IndexSM ETN (INP)

Fixed Income >

iPath® US Treasury Steepener ETN (STPP)

iPath® US Treasury Flattener ETN (FLAT)

iPath® US Treasury 2-year Bull ETN (DTUL)

iPath® US Treasury 2-year Bear ETN (DTUS)

iPath® US Treasury 5-year Bull ETN (DFVL)

iPath® US Treasury 5-year Bear ETN (DFVS)}

iPath® US Treasury 10-year Bull ETN (DTYL)

iPath® US Treasury 10-year Bear ETN (DTYS)

iPath® US Treasury Long Bond Bull ETN (DLBL)

iPath® US Treasury Long Bond Bear ETN (DLBS)

Leveraged>

Domestic Equity >

Large Cap >

iPath® Long Extended Russell 1000TM TR Index ETN (ROLA)

iPath® Long Extended S&P 500TM TR Index ETN (SFLA)

Small Cap >

iPath® Long Extended Russell 2000 TM TR Index ETN (RTLA)

International Equity >

Developed Markets >

iPath® Long Enhanced MSCI EAFE TM Index ETN (MFLA)

iPath® Short Enhanced MSCI EAFE TM Index ETN (MFSA)

Emerging Markets >

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

Strategies >

iPath® CBOE S&P 500 BuyWriteSM Index ETN (BWV)

iPath® Optimized Currency Carry ETN (ICI)

{END LEFT NAV}

FINANCIAL PROFESSIONAL VERSION

Welcome:
Sugar	Agriculture	Coffee	Broad	Financial Professional

>SGAR	>DIRT	>CAFÉ	>BCM	Financial Professionals

may access the latest:
Commodities exposure.				ETN Strategies
Now refined into				Presentations
Product Briefs

18 Pure Beta ETNs. [Get Refined >]	Login to Learn More >> I am not a Financial Professional >>

About iPath® ETNs	iPath® Announcements	Dig Deeper into leveraged ETNs

About iPath® ETNs iPath® Exchange Traded Notes (ETNs) are innovative investment products from Barclays that seek to provide investors with a way to access the returns of a market or strategy, less investor fees.

iPath® ETNs offer:

•      Cost Efficiency

•      Daily Exchange Liquidity

•      Index Tracking

Learn more about iPath® ETNs >>

October 5, 2012 – Barclays Bank PLC to Automatically Redeem the iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II).

See press release to learn more »

September 21, 2012 – Barclays Bank PLC Announces Reverse Split of iPath® S&P 500 VIX Short-Term FuturesTM Exchange Traded Notes.

See press release to learn more »

September 13, 2012 - Barclays Bank PLC to automatically redeem the iPath® Short Extended Russell 2000® TR Index ETN (ticker: RTSA).

See press release to learn more »

iPath® Leveraged ETNs offer exposure to a host of equities where your leverage factor is locked in from point of purchase, with no tracking error and no resets. Learn more »

INDIVIDUAL INVESTOR VERSION

Welcome:
Sugar	Agriculture	Coffee	Broad		U.S. Individual Investor

>SGAR	>DIRT	>CAFÉ	>BCM		Get the latest details to make informed decisions about iPath® ETNs.
Commodities exposure. Now refined into 18 Pure Beta ETNs.					• Product Prospectuses
• Fact Sheets
• Category Basics

				[Get Refined > ]	Learn More >>
I am not an Individual Investor >>

About iPath® ETNs	iPath® Announcements	Dig Deeper into leveraged ETNs

About iPath® ETNs iPath® Exchange Traded Notes (ETNs) are innovative investment products from Barclays that seek to provide investors with a way to access the returns of a market or strategy, less investor fees.

iPath® ETNs offer:

•      Cost Efficiency

•      Daily Exchange Liquidity

•      Index Tracking

Learn more about iPath® ETNs >>

October 5, 2012 – Barclays Bank PLC to Automatically Redeem the iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II).

See press release to learn more »

September 21, 2012 – Barclays Bank PLC Announces Reverse Split of iPath® S&P 500 VIX Short-Term FuturesTM Exchange Traded Notes.

See press release to learn more »

September 13, 2012 - Barclays Bank PLC to automatically redeem the iPath® Short Extended Russell 2000® TR Index ETN (ticker: RTSA).

See press release to learn more »

iPath® Leveraged ETNs offer exposure to a host of equities where your leverage factor is locked in from point of purchase, with no tracking error and no resets. Learn more »

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC, assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM”, “Dow Jones-UBS Tin Subindex Total ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®”, “S&P 500®”, “S&P®” and “S&P 500® Total Return”, are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “Buywrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

“Standard & Poor’s®”, “S&P 500®” and “S&P®” are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The S&P 500® Total Return (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®”, “VIX®” and “BuyWrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the indices to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

“Barclays US Treasury 2Y/10Y Yield Curve IndexTM”, “Barclays 2Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 5Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 10Y US Treasury Futures Targeted Exposure IndexTM” and “Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Optimized Currency Carry IndexTM” and the “USD Optimized Currency Carry IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Global Carbon IndexTM” and “Barclays Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC.

“Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM”, “Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM” and “Barclays Global Emerging Markets Strategy (GEMS) IndexTM” are trademarks of Barclays Bank PLC.

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

{Begin Global Footer}

Home	Product Information	About iPath ETNs	iPath ETN Resources	Contact Us
	All iPath Products	Essentials of iPath ETNs	Prospectuses
	Alternatives	Benefits of ETNs	Fact Sheets
	Commodities	Trading and Redemption	Product Essentials
	Currencies	Premiums and Discounts	Trading Information
	Emerging Markets	Tax Considerations
	Fixed Income	iPath Leveraged ETNs
	Leveraged	iPath ETN Product Suites
	Strategies	Commodities
Currencies
Equity
Fixed Income

Barclays PLC	Barclays	Press Releases	Contact Us	Privacy Policy	Terms of Use	Prospectuses	Glossary

©2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END HOME PAGE

PRODUCT INFORMATION PAGE

Product Information	[icon] Print this page [icon] iPath
Product List

Daily Liquidity: iPath ETNs can be bought or sold anytime during market hours.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. Click here for additional market price information. For information on fees, please click on the “Profile” Tab below.

Product Information

ISSUE DETAILS: Barclays Bank PLC

DAILY LIQUIDITY: iPath ETNS can be bought or sold anytime during market hours.

Category: [All Products]	[Returns] [Profile]

Product Name^	Ticker >	~~Inception Date >~~	Indicative Value Returns (%) As of xx/xx/xxxx						Market Price Returns (%) As of xx/xx/xxxx
			1 Mo. >	3 Mo. >	6 Mo. >	YTD >	1 Year >	Since Inception* >	1 Mo. >	3 Mo. >	6 Mo. >	YTD >	1 Year >	Since Inception*
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	5/22/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	6/6/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Broad Commodity ETN	BCM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Agriculture ETN	DIRT	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Energy ETN	ONG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Grains ETN	WEET	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Industrial Metals ETN	HEVY	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Livestock ETN	LSTK	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Precious Metals ETN	BLNG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Softs ETN	GRWN	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Seasonal Natural Gas ETN	DCNG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Crude Oil ETN	OLEM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Aluminum ETN	FOIL	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Copper ETN	CUPM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Lead ETN	LEDD	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Nickel ETN	NINI	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Cocoa ETN	CHOC	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Coffee ETN	CAFE	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Cotton ETN	CTNN	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Sugar ETN	SGAR	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® EUR/USD Exchange Rate ETN	ERO	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Asian & Gulf Currency Exchange Rate ETN	PGD	02/25/08	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® GBP/USD Exchange Rate ETN	GBB	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Global Carbon ETN	GRN	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® JPY/USD Exchange Rate ETN	JYN	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® GEMS Index ETN	JEM	02/01/08	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® GEMS Asia 8 ETN	AYT	04/02/08	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® MSCI India IndexSM ETN	INP	12/19/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Optimized Currency Carry ETN	ICI	1/31/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	7/16/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)	IVOP	9/16/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 Dynamic VIX ETN	XVZ	8/17/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	1/29/2009	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	1/29/2009	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	8/15/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P GSCI® Total Return Index ETN	GSP	6/6/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Steepener ETN	STPP	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Flattener ETN	FLAT	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 2-year Bull ETN	DTUL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® US Treasury 2-year Bear ETN	DTUS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 5-year Bull ETN	DFVL	7/11/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 5-year Bear ETN	DFVS	7/11/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 10-year Bull ETN	DTYL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 10-year Bear ETN	DTYS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Long Bond Bull ETN	DLBL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Long Bond Bear ETN	DLBS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended S&P 500® TR Index ETN	SFLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® GEMS Asia 8 ETN	AYT	04/02/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® GEMS IndexTM ETN	JEM	02/01/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Asian & Gulf Currency Revaluation ETN	PGD	02/05/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

*	Since inception returns are cumulative for notes less than one year old, otherwise, returns are annualized.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM”, “Dow Jones-UBS Tin Subindex Total

ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®”, “S&P 500®”, “S&P®” and “S&P 500® Total Return”, are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “Buywrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

“Standard & Poor’s®”, “S&P 500®” and “S&P®” are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The S&P 500® Total Return (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®”, “VIX®” and “BuyWrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”)

or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the indices to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

“Barclays US Treasury 2Y/10Y Yield Curve IndexTM”, “Barclays 2Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 5Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 10Y US Treasury Futures Targeted Exposure IndexTM” and “Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Optimized Currency Carry IndexTM” and the “USD Optimized Currency Carry IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Global Carbon IndexTM” and “Barclays Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC.

“Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM”, “Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM” and “Barclays Global Emerging Markets Strategy (GEMS) IndexTM” are trademarks of Barclays Bank PLC.

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

Product Information	[icon] Print this page [icon] iPath
Product List

Daily Liquidity: iPath ETNs can be bought or sold anytime during market hours.

Category: [All Products]	[Returns] [Profile]

Product Name	Ticker	Yearly Fee (%)	Exchange	Maturity Date
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	0.75	NYSE Arca	5/28/2037
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	0.75	NYSE Arca	6/12/2036
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	0.75	NYSE Arca	6/24/2038

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	0.75	NYSE Arca	6/24/2038
iPath® Pure Beta Broad Commodity ETN	BCM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Agriculture ETN	DIRT	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Energy ETN	ONG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Grains ETN	WEET	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Industrial Metals ETN	HEVY	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Livestock ETN	LSTK	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Precious Metals ETN	BLNG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Softs ETN	GRWN	0.75	NYSE Arca	4/18/2041
iPath® Seasonal Natural Gas ETN	DCNG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Crude Oil ETN	OLEM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Aluminum ETN	FOIL	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Copper ETN	CUPM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Lead ETN	LEDD	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Nickel ETN	NINI	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Cocoa ETN	CHOC	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Coffee ETN	CAFE	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Cotton ETN	CTNN	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Sugar ETN	SGAR	0.75	NYSE Arca	4/18/2041
iPath® EUR/USD Exchange Rate ETN	ERO	0.4	NYSE Arca	5/14/2037

iPath® GBP/USD Exchange Rate ETN	GBB	0.4	NYSE Arca	5/14/2037
iPath® Global Carbon ETN	GRN	0.75	NYSE Arca	6/24/2038
iPath® JPY/USD Exchange Rate ETN	JYN	0.4	NYSE Arca	5/14/2037
iPath® MSCI India IndexSM ETN	INP	0.89	NYSE Arca	12/18/2036
iPath® Optimized Currency Carry ETN	ICI	0.65	NYSE Arca	1/28/2038
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	0.89	NYSE Arca	7/17/2020
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)	IVOP	0.89	NYSE Arca	9/20/2021
iPath® S&P 500 Dynamic VIX ETN	XVZ	0.95	NYSE Arca	8/18/2021
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	0.89	NYSE Arca	1/30/2019
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	0.89	NYSE Arca	1/30/2019
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	0.75	NYSE Arca	8/14/2036
iPath® S&P GSCI® Total Return Index ETN	GSP	0.75	NYSE Arca	6/12/2036
iPath® US Treasury Steepener ETN	STPP	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Flattener ETN	FLAT	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 2-year Bull ETN	DTUL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 2-year Bear ETN	DTUS	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 5-year Bull ETN	DFVL	0.75	NYSE Arca	7/12/2021
iPath® US Treasury 5-year Bear ETN	DFVS	0.75	NYSE Arca	7/12/2021
iPath® US Treasury 10-year Bull ETN	DTYL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 10-year Bear ETN	DTYS	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Long Bond Bull ETN	DLBL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Long Bond Bear ETN	DLBS	0.75	NYSE Arca	8/13/2020
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	0.50	NYSE Arca	11/30/2020
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	0.50	NYSE Arca	11/30/2020
iPath® Long Extended S&P 500® TR Index ETN	SFLA	0.35	NYSE Arca	11/30/2020
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	0.80	NYSE Arca	11/30/2020
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	0.80	NYSE Arca	11/30/2020
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	0.80	NYSE Arca	11/30/2020
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	0.80	NYSE Arca	11/30/2020
iPath® GEMS Asia 8 ETN	AYT	0.89	NYSE Arca	04/08/2038
iPath® GEMS IndexTM ETN	JEM	0.89	NYSE Arca	02/04/2038
iPath® Asian & Gulf Currency Revaluation ETN	PGD	0.89	NYSE Arca	02/04/2038

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM”, “Dow Jones-UBS Tin Subindex Total ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®”, “S&P 500®”, “S&P®” and “S&P 500® Total Return”, are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “Buywrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

“Standard & Poor’s®”, “S&P 500®” and “S&P®” are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The S&P 500® Total Return (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®”, “VIX®” and “BuyWrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the indices to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

“Barclays US Treasury 2Y/10Y Yield Curve IndexTM”, “Barclays 2Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 5Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 10Y US Treasury Futures Targeted Exposure IndexTM” and “Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Optimized Currency Carry IndexTM” and the “USD Optimized Currency Carry IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Global Carbon IndexTM” and “Barclays Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC.

“Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM”, “Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM” and “Barclays Global Emerging Markets Strategy (GEMS) IndexTM” are trademarks of Barclays Bank PLC.

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED  —  NO BANK GUARANTEE  —  MAY LOSE VALUE

END PRODUCT INFORMATION PAGE

ABOUT iPATH ETNs

Home > About iPath ETNs

About iPath® ETNs

[icon] Print this page

Get comprehensive information and insight about iPath® Exchange Traded Notes (ETNs)

Gain a clear understanding of iPath ETNs, from the basics of structure to the breadth of product offering. You’ll also learn how you can integrate ETNs in to your portfolio strategies—whether to diversify your portfolio, implement your views, or help mitigate risk.

Essentials of iPath® ETNs

Discover the fundamentals of ETNs, including structure and redemption options, and explore the unique properties of leveraged ETNs. Begin learning about ETNs

iPath® ETN Product Suites

Integrate iPath ETNs into your portfolio with products designed to help meet a wide range of investing needs, including commodity, currency, fixed income, and leveraged ETNs. Learn about iPath ETN products suites

Diversification may not protect against market risk.

Related Resources [icon] Product List [icon] Fundamentals of iPath ETNs [icon] FAQ [icon] Tax FAQ

Next » Essentials of iPath ETNs

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

END ABOUT iPATH ETNs

ESSENTIALS OF iPATH ETNs

Home > About iPath ETNs > Essentials of iPath ETNs
Essentials of iPath® ETNs [icon] Print this page Get comprehensive information and insight about iPath® Exchange Traded Notes (ETNs)

Learn how you can access the returns of market benchmarks or strategies with iPath ETNs, and discover the features and intended benefits of these securities.

Understanding iPath® ETNs

Learn about the basic structure of ETNs and see how they compare to equities, index funds, and Exchange Traded Funds (ETFs). Begin learning the fundamentals

Benefits

Discover how to gain exposure to the returns of market benchmarks, and diversify your portfolio with iPath ETNs. Learn about iPath ETN products

Trading and Redemption

Learn about your options for liquidating iPath ETNs and find out how indicative value and trading price are calculated. Learn about trading and redemption

Tax Considerations

Understand the tax consequences of iPath ETNs and learn how ETNs should be treated for federal income tax purposes. Learn about tax considerations

Leveraged ETNs

Learn how to access leveraged exposures through the iPath Leveraged ETN suite. Learn about Leveraged ETNs

Diversification may not protect against market risk.

Related Resources [icon] Product List [icon] Fundamentals of iPath ETNs [icon] FAQ [icon] Tax FAQ [icon] Premium and Discounts

« Previous About iPath ETNs	Next» Understanding iPath ETNs

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

END ESSENTIALS of iPATH ETNs

UNDERSTANDING iPATH ETNs

Home > About iPath ETNs > Essentials of ETNs > Understanding iPath ETNs
Understanding iPath® ETNs [icon] Print this page

Understanding iPath ETNs

iPath Exchange Traded Notes (ETNs) offer investors an efficient way to access difficult-to-reach market benchmarks or strategies. iPath ETNs are senior, unsecured debt securities issued by Barclays Bank PLC.

While ETNs are not equities or index funds, they do share several characteristics. Like equities, they trade on an exchange and can be shorted1 on an uptick or a downtick, subject to the ability to locate shares to borrow. Like an index fund, they are linked to the return of a benchmark index.

Structure of iPath ETNs

iPath ETNs can be characterized by the following key features:

Related Resources [icon] Product List [icon] Fundamentals of iPath ETNs [icon] FAQ [icon] Tax FAQ

Payment at maturity	Investors who hold iPath ETNs to maturity will receive a cash payment at maturity that is linked to the performance of the corresponding index during the period beginning on the inception date and ending at maturity, less investor fees.

Redemption prior to maturity	Investors can redeem a large block of iPath ETNs, typically 25,000 to 50,000 units, directly to Barclays Bank PLC before their maturity date, subject to the procedures described in the relevant prospectus[2]. A redemption charge may apply for redemption of certain series of iPath ETNs.

Coupon	Interest will not be paid during the term of the iPath ETNs

Distribution	The iPath ETNs currently available do not make dividend distributions.

Investor fee and additional costs	The investor fee is subtracted on a daily basis from the closing indicative value of each iPath ETN at a cumulative annual rate equal to the Yearly Fee. Because the investor fee and other applicable costs reduce the amount of an investor’s return at maturity or upon redemption, if the value of the underlying index decreases or does not increase significantly, investors may receive less than the principal amount of the investment at maturity or upon redemption. For a more complete description of how the investor fee and other applicable costs are calculated, please see the applicable product page and pricing supplement. Additional costs, such as rolling costs, may apply to certain iPath ETNs. Please refer to the relevant prospectus for more information.

No principal protection	Investors will receive a cash payment at maturity or upon redemption linked to the performance of the corresponding index, less investor fees and other applicable costs. The index may go up or down. Even if the index goes up, investors may not recover their principal once investor fees and costs are deducted.

Ratings	The iPath ETNs are not rated, but are backed by the credit of Barclays Bank PLC.[3] Credit ratings relate solely to the issuer, Barclays Bank PLC, and not to the ETNs.

Unsecured debt	iPath ETNs are senior, unsecured debt securities issued by Barclays Bank PLC.

Voting rights	Because the iPath ETNs are debt securities, they do not have any voting rights.

Distributions	The iPath ETNs currently available do not make dividend distributions.

Differences and similarities between ETNs and Exchange Traded Funds (ETFs)

Both ETNs and ETFs provide investors access to the returns of various market benchmarks. However, iPath ETNs are debt securities issued by Barclays Bank PLC, whereas ETFs are typically registered investment companies collateralized by an underlying portfolio of securities. Other differences and similarities are noted in the following chart:

	ETN	ETF
Liquidity	Daily on exchange	Daily on exchange

Registration	Securities Act of 1933	Investment Company Act of 1940

Recourse	Issuer credit	Portfolio of securities

Principal risk	Market and issuer risk	Market risk

Tracking Error*	Low to moderate	Low

Tax Issues	Capital gains only realized upon the sale, redemption or maturity of the ETN. No dividend distributions.	Potential exposure to capital gains and losses of portfolio, although creation/redemption mechanism works to minimize this. Dividends and interest income passed through to shareholders.

Transparency	Performance of ETNs generally depends on the return of the underlying index, less applicable fees and costs. There is typically not an underlying portfolio of securities that investors have recourse to.	Performance of ETFs generally depends on the return on a portfolio of securities or instruments held by the fund, less applicable fees and costs. Holdings of the fund are disclosed by the fund sponsor.

Accessibility	Access through any brokerage account (certain firms may have restrictions on product availability on their platforms)	Access through any brokerage account (certain firms may have restrictions on product availability on their platforms)

Institutional size redemption	Daily to the issuer	Daily via custodian

Short sales[1]	Yes, on an uptick or a downtick	Yes, on an uptick or a downtick

* Tracking error refers to the performance difference of an investment versus its benchmark over a given time period.

iPath Roles

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group operates in many countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group.

Barclays Capital Inc. acts as the issuer’s agent in connection with the distribution of the iPath ETNs. Barclays Capital Inc. is an affiliate of Barclays Bank PLC and is a registered US broker-dealer regulated by the SEC and the FINRA.

BlackRock’s broker-dealer affiliate, BlackRock Fund Distribution Company, engages in the promotion of iPath ETNs to intermediaries including registered broker-dealers and registered investment advisors; and to end-users, such as mutual funds, hedge funds and insurance companies.

Regulation of iPath ETNs

iPath ETNs are registered under the Securities Act of 1933. They are not regulated by the Commodity Futures Trade Commission (CFTC), and you do not need a Series 3 License to sell them. However, futures contracts notionally underlying the relevant market index may be regulated by the CFTC.

[1]         With short sales, an investor faces the potential for unlimited losses as the security’s price rises.

[2]         The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

[3]         Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the iPath ETNs.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

<<Previous Essentials of iPath ETNs	Next >> Benefits of ETNs

END UNDERSTANDING iPATH ETNs

BENEFITS OF ETNs

Home > About iPath ETNs > Essentials of ETNs > Benefits of ETNs

Benefits of ETNs

[icon] Print this page

iPath Exchange Traded Notes (ETNs) offer investors access to the returns of a particular market or strategy, less investor fees, and offer the following benefits:

Gain access to difficult-to-reach exposures

iPath ETNs offer exposure to the returns of market benchmarks, less investor fees and costs, with exchange-traded accessibility. The ETN structure offers investors flexible exposure to investments in previously expensive or difficult-to-reach market sectors or strategies.

Help manage your taxable events[1]

U.S. holders of iPath ETNs (other than the single currency ETNs) should generally not be required to include amounts in income prior to sale, redemption or maturity. Investors should recognize gain or loss upon the sale, redemption or maturity of their iPath ETNs in an amount equal to the difference between the amount they receive at such time and their tax basis in the securities. This enables investors to generally manage the timing of taxable events related to their investment in iPath ETNs. However, significant aspects of the tax treatment of the ETNs are uncertain, and the IRS and U.S. Treasury are actively considering the tax treatment of instruments such as iPath ETNs, which could change at any time. Investors should consult a tax advisor about their own tax situation.

Trading Flexibility

iPath ETNs are listed on NYSE Arca and can be bought and sold at their market price on the secondary market anytime during trading hours, similar to other publicly traded securities. Certain iPath ETNs are listed on additional exchanges as well as NYSE Arca. Investors may also redeem a large block of securities, typically 25,000 or 50,000 securities, directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus[2]. A one-time redemption charge will apply to certain ETNs. The charge is intended to allow the issuer to recoup brokerage and other costs incurred in connection with an early redemption (although the proceeds from the charge may be more or less than such costs).

[1]         Please see the applicable prospectus for a more complete discussion of the primary tax treatment and alternative tax characterizations that are possible with respect to each iPath ETN.

[2]         The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

Related Resources [icon] Product List [icon] Fundamentals of iPath ETNs [icon] FAQ [icon] Tax FAQ

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

<<Previous Understanding iPath ETNs	Next >> Trading and Redemption

END BENEFITS OF ETNs

TRADING AND REDEMPTION

Home > About iPath ETNs > Essentials of ETNs > Trading and Redemption

Trading and Redemption

[icon] Print this page

iPath Exchange Traded Notes (ETNs) are listed on NYSE Arca (and in the case of certain iPath ETNs, on additional exchanges) and can be bought and sold at their market price on the secondary market, similar to other publicly traded securities. Interest is not paid during the term of the iPath ETNs and the currently available iPath ETNs do not make dividend distributions.

Trading or redemption options

Investors can liquidate iPath ETNs in one of three ways:

Sell in the secondary market during trading hours. Investors transacting on the secondary market will not incur a redemption charge.

Redeem a large block of securities, typically 25,000 to 50,000 securities directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus¹. The redemption feature is intended to induce arbitrageurs to counteract any trading of the iPath ETNs at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner. A one-time redemption charge will apply to certain ETNs. The charge is intended to allow the issuer to recoup brokerage and other costs incurred in connection with an early redemption (although the proceeds from the charge may be more or less than such costs).

Hold until maturity and receive a cash payment on the maturity date from the issuer, Barclays Bank PLC, based on the performance of the corresponding index, less investor fees and other applicable costs. Please see the relevant prospectus for details on how the payment at maturity is calculated for your ETNs.

Indicative value calculation

iPath ETNs are debt securities, not mutual funds, so they do not have a net asset value or “NAV”. An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or other third party. Additionally, the closing indicative value of each iPath ETN is calculated and published at the end of each calendar day on this website. View now.

Some iPath ETNs apply an index multiplier for purposes of calculating the closing indicative note value on each calendar day. The effect of the index multiplier is to adjust the rate at which the value of the ETN is expected to change (either directly or inversely) in response to changes in the level of the relevant index.

Indicative value and trading price

The intraday indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the index sponsors underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the intraday indicative value of the applicable iPath ETNs. Index levels provided by the index sponsors underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying relevant market. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

Related Resources [icon] Product List [icon] Fundamentals of iPath ETNs [icon] FAQ [icon] Tax FAQ [icon] Trading Strategy Report

Automatic termination

Certain iPath ETNs will be automatically redeemed if the indicative value reaches a certain level (an “automatic termination event”), as described in the relevant prospectus. Upon the occurrence of an automatic termination event, Barclays Capital will deliver notice of automatic termination, and investors will receive a cash payment in U.S. dollars per ETN on the applicable valuation date calculated in accordance with the procedures described in the relevant prospectus.

Subsequent issuances

If demand for any iPath ETN exceeds the initial amount of securities issued, subsequent issuances may be made under the registration statement. The terms of the new issue—including maturity date, investor fee, ticker and CUSIP—will be the same as the original issue, and it is expected that both issues would be immediately fungible.

Suspension of issuances

Depending on market factors or regulatory developments, iPath ETNs may be suspended from further sales from inventory and/or further issuances.² Daily redemptions at the option of the holders of iPath ETNs are typically not affected by suspensions, nor are Barclays Bank PLC’s lending activities from existing inventory with respect to iPath ETNs typically affected by suspensions.

It is possible that a suspension, as described above, may influence the market value of iPath ETNs. Limitations on issuance and sale implemented may cause an imbalance of supply and demand in the secondary market for iPath ETNs, which may cause them to trade at a premium or discount in relation to their indicative value. Therefore, any purchase of iPath ETNs in the secondary market may be at a purchase price significantly different from their indicative value.

¹        The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.

²        As will be described in further detail in the applicable pricing supplement relating to the iPath ETNs.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

<<Previous Benefits of ETNs	Next >> Premiums and Discounts

END TRADING AND REDEMPTION

PREMIUMS AND DISCOUNTS

Home > About iPath ETNs > Essentials of ETNs > Premiums and Discounts

Premiums and Discounts

[icon] Print this page

Premium When discussing iPath ETNs, a premium is described as the amount that the market price of an exchange-traded note on the exchange trades above its intraday indicative value. The intraday indicative value is meant to approximate the intrinsic economic value of each iPath ETN. As iPath ETNs are debt securities, and unlike exchange-traded funds do not own underlying assets, the intraday indicative note value is based on the performance of the related index rather than the price of any assets.

Discount

When discussing iPath ETNs, a discount is described as the amount that the market price of an exchange-traded note on the exchange trades below its intraday indicative value. The intraday indicative value is meant to approximate the intrinsic economic value of each iPath ETN. As iPath ETNs are debt securities, and unlike exchange-traded funds do not own underlying assets, the intraday indicative note value is based on the performance of the related index rather than the price of any assets.

The actual market price of a series of iPath ETNs may be different from its indicative value and may reflect a premium or discount for various reasons. Any changes in the level of supply or demand for the ETNs may impact the market price of the note and cause it to diverge from the indicative value (for example, see “Capacity limitations may affect the market price of an ETN” for a description of one supply side factor that may impact the price of the ETN). In addition, any delay or postponement by the index sponsor in publishing the value of an underlying index will affect the current index level and therefore the intraday indicative value of the applicable iPath ETNs, which may in turn result in a divergence from the market price of the applicable iPath ETNs.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any

Related Resources [icon] Premium and Discounts [icon] Press Release May 18, 2012 Barclays Issues Investor Guidance on GAZ

payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

<<Previous Trading and Redemption	Next >> Tax Considerations

END PREMIUMS AND DISCOUNTS

TAX CONSIDERATIONS

Home > About iPath ETNs > Essentials of ETNs > Tax Considerations

Tax Considerations

[icon] Print this page

For U.S. federal income tax purposes, Barclays Bank PLC and investors agree to treat all iPath ETNs, except certain currency ETNs, as prepaid executory contracts with respect to the relevant index. If such iPath ETNs are so treated, investors should recognize gain or loss upon the sale, redemption or maturity of their iPath ETNs in an amount equal to the difference between the amount they receive at such time and their tax basis in the securities. Investors generally agree to treat such gain or loss as capital gain or loss, except with respect to those iPath ETNs for which investors agree to treat such gain or loss as ordinary, as detailed in the chart below.

iPath ETN Tax Consequences

The following table summarizes certain U.S. federal tax consequences that holders of iPath ETNs and Barclays Bank PLC agree to be subject to pursuant to the terms of iPath ETNs. These tax consequences, however, are not certain and alternative treatments are possible. Please see the applicable prospectus for a more complete discussion of the primary tax treatment and alternative tax characterizations that are possible with respect to each iPath ETN.

Related Resources [icon] Product List [icon] Fundamentals of iPath ETNs [icon] FAQ [icon] Tax FAQ

TYPE	TREATMENT AT MATURITY	RECOGNITION OF CURRENT INCOME
Alternatives	Capitals gains	No
Buy Write	Capital gains	No
Commodities	Capital gains	No
Equity	Capital gains	No
Fixed Income	Capital gains	No
Leveraged	Capital gains	No
Currency
- Carry Trade	Ordinary Income	No
- Exchange Rate	Ordinary Income	Yes
- Global Emerging Markets Strategy (GEMS)	Ordinary Income	Yes

Barclays Bank PLC’s position on the tax status of ETNs

Barclays Bank PLC is aligned with the Securities Industry and Financial Markets Association (SIFMA) and believes that the tax treatment of investment products should be driven by the product’s attributes. Mutual funds and ETNs are taxed differently because they are fundamentally different products. Investors who buy shares in a mutual fund own the underlying securities and receive annual dividend income from those securities, which is taxable. ETN investors do not own underlying securities and receive no dividends while holding an ETN.

Tax Status of Currency ETNs

Revenue ruling 2008-1, issued on December 7, 2007, holds that certain financial instruments linked directly to the value of a foreign currency—regardless of whether the instrument is privately offered, publicly offered or traded on an exchange—should be treated like debt for federal tax purposes. Revenue Ruling 2008-1 is relevant to iPath exchange rate and GEMS ETNs.

Barclays Bank PLC believes that this ruling provides investors clarity on the tax treatment of certain financial instruments linked directly to the value of a foreign currency—regardless of whether the instrument is privately offered, publicly offered, or traded on an exchange.

With respect to the iPath exchange rate ETNs, this means that any interest accrued (net of fees) during the life of those ETNs will be taxed as ordinary income on a current basis, even though that interest is reinvested and not paid out until the holder sells the ETN or the ETN matures. It also means that a gain or loss from the redemption or maturity of these ETNs will generally be ordinary. With respect to iPath GEMS ETNs, this means that interest on these ETNs should be taxed as ordinary income at the time it accrues or is received (iPath GEMS ETNs are designed to pay a monthly coupon). It also means that gain or loss from the sale or redemption of these ETNs should generally be ordinary.

With respect to iPath GEMS ETNs, this means that interest on these ETNs should be taxed as ordinary income at the time it accrues or is received (iPath GEMS ETNs are designed to pay a monthly coupon). It also means that gain or loss from the sale or redemption of these ETNs should generally be ordinary.

The iPath Optimized Currency Carry ETN is different from the instruments described in Revenue Ruling 2008-1. However, due to rules under Section 988 of the Internal Revenue Code, gain or loss from the sale or redemption of this ETN should generally be ordinary.

Tax status of equity, fixed income, commodity, leveraged and certain alternatives ETNs

Revenue ruling 2008-1 likely does not apply to iPath ETNs other than iPath exchange rate and GEMS ETNs. However, on December 7, 2007, the IRS also issued notice 2008-2 asking for comments on the appropriate tax treatment of instruments such as the equity and commodity ETNs. The IRS has not issued additional guidance on this issue.

An investment in iPath ETNs may not be suitable for all investors. Please see the applicable prospectus for a more complete discussion of the primary tax treatment and alternative tax characterizations that are possible with respect to each iPath ETN. Significant aspects of the tax treatment of the ETNs are uncertain. Investors should consult a tax advisor about their own tax situation. An investment in iPath ETNs also involves other risks, including possible loss of principal. See the applicable prospectus for a discussion of these other risks.

Barclays Capital Inc. and its affiliates and BlackRock Investments, LLC, and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

<<Previous Premiums and Discounts	Next >> iPath Leveraged ETNs

END TAX CONSIDERATIONS

iPATH LEVERAGED ETNs

Home > About iPath ETNs > Essentials of iPath ETNs > iPath Leveraged ETNs
iPath® Leveraged ETNs

[icon] Print this page

iPath Leveraged ETNs are designed to provide investors with a leveraged return that is linked to the performance, or inverse performance, of a market benchmark less applicable charges, costs and fees. Each iPath Leveraged ETN has an intraday indicative note value (“IINV”), which is meant to approximate the intrinsic economic value of each iPath Leveraged ETN at any point in time.

The IINV will be calculated by the calculation agent on an ongoing basis from the initial valuation date to the final valuation date. During the hours on which trading is generally conducted on NYSE Arca, NYSE Arca or a successor will calculate and publish the IINV for each iPath leveraged ETN every 15 seconds under the applicable ticker symbol. Additionally, a closing indicative note value (CINV) for each iPath Leveraged ETN will be published by NYSE Arca on each valuation date under the applicable ticker symbol. For a more complete description of how the IINV and CINV are calculated for each series of iPath leveraged ETNs, please see the relevant prospectus.

Indicative value for iPath® Leveraged ETNs

Unlike some leveraged investments, the iPath Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of any series of iPath Leveraged ETNs will change by a multiple of the underlying index performance that is variable and depends, in part, on the then current IINV of that series of iPath Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca will calculate and publish every 15 seconds a “participation” for each series iPath Leveraged ETNs. For each series of iPath Leveraged ETNs, the participation is calculated by dividing the amount per ETN that is notionally exposed to the underlying index by the then current IINV of that ETN. The participation is published intraday to common data providers such as Bloomberg, and once per day to this website. View now.

Automatic redemption

In order to prevent the ETNs from reaching a negative value, there will be an automatic redemption of any series of the iPath Leveraged ETNs if, on any calendar day prior to or on the final valuation date, the intraday indicative note value (IINV) is less than or equal to the applicable automatic termination level specified below per ETN. Upon the occurrence of an automatic termination event, investors in that series of iPath leveraged ETNs will receive a redemption amount that will be significantly less than the issue price and will receive no greater than the automatic termination level specified below per ETN. Accordingly, investors may lose some or all of their principal if they invest in the iPath leveraged ETNs. Please refer to the relevant prospectus for further details on the automatic redemption, timing and processes, and how the payment upon redemption is calculated.

Fees for iPath® Leveraged ETNs

As the iPath Leveraged ETNs seek to replicate a long or short investment in an underlying index, certain charges, costs and fees are built into the calculation of the CINV and the IINV.

The iPath Long Leveraged ETNs charge an annualized investor fee and an annualized financing charge on notional cash amounts underlying each iPath Long Leveraged ETN¹. The notional cash amounts of the iPath Long Leveraged ETNs will vary according to the financing rate and fee rate, both as defined in the applicable prospectus.

Related Resources [icon] The Basics of iPath Leveraged ETNs [icon] (877) 764-7284

The iPath Short Leveraged ETNs charge an annualized investor fee and an annualized index borrow cost on the notional borrowed equity amounts underlying each iPath Short Leveraged ETN (offset by annualized interest on notional cash amounts underlying each iPath Short Leveraged ETN). The notional borrowed equity amounts of the iPath Short Leveraged ETNs will vary according to movements in the underlying index, as defined in the applicable prospectus, and will not in general move in tandem with the underlying index or the IINV or CINV.

Therefore, under certain circumstances, particularly where the financing level is a high multiple of the applicable CINV, the fees may represent a significant percentage of the applicable CINV.

For full details of the accrued fees, charges and costs for the iPath Leveraged ETNs, and hypothetical examples as to how these can affect the performance of the ETNs, investors should consult the applicable prospectus.

Differences and Similarities Between iPath® Leveraged ETNs and Leveraged exchange traded funds (Leveraged ETFs)

Both iPath Leveraged ETNs and leveraged ETFs provide investors with access to the leveraged returns of various market benchmarks. However, the iPath Leveraged ETNs are senior, unsecured debt securities issued by Barclays Bank PLC, whereas ETFs are typically registered investment companies and are collateralized by an underlying portfolio of securities.

iPath Leveraged ETNs seek to provide investors with an alternative to leveraged ETFs, which typically track a daily or monthly multiple of an index’s returns. Instead, the iPath Leveraged ETNs track a fixed multiple of underlying index performance over the term of the ETNs. Other differences and similarities are noted in the following chart:

	iPath Leveraged ETNs	Leveraged ETF
Leveraged Performance	Yes	Yes
Liquidity	Daily on Exchange	Daily on Exchange
Principal risk	Market and issuer risk	Market risk
Recourse	Issuer credit	Portfolio of Securities
Performance Target	Payment at Maturity	Daily or Monthly Performance Target
Maturity	Fixed Maturity²	No
Path Dependency³	No	Yes
Institutional size redemption	Daily to the issuer²	Daily via custodian
Formulaic Optional Redemption Value	Yes²	No
Automatic Termination Event	Yes	No

¹        Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

²	Subject to the occurrence of an automatic termination event or early redemption by the investor.
³	An index-linked security shows ‘path dependency’ if its value on any given day cannot be derived from the current and initial values of its underlying index but instead is dependent on the historical ‘path’ that the index has taken over the calculation period.

Diversification may not protect against market risk.

« Previous Benefits of ETNs	Next » iPath ETN Product Suites

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. For ETNs inversely linked to the S&P 500 VIX Short-Term Futures™ Index Excess Return, an automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Your Return May Be Affected By Factors Affecting International Security Markets: The international equities underlying certain indices sponsored by MSCI, Inc. may have less liquidity and could be more volatile than the securities traded in the U.S. or other longer-established securities markets. Additional special risks associated with international securities may include less rigorous regulation of securities markets, different accounting and disclosure standards, government interference, higher inflation, and social, economic, and political uncertainties.

Leverage Risk: In cases where an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease or increase, as the case may be in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs linked to an index composed of futures contracts on the CBOE® Volatility Index (the “VIX Index”) is subject to risks associated with fluctuations in the performance of the underlying index. The performance of the underlying index will depend on many factors including, the level of the S&P 500®, the prices of options on the S&P 500®, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500®, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of ETNs linked to an index composed of futures contracts on the VIX Index will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying such ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Such ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than such ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

END iPATH LEVERAGED ETNs

iPATH ETNs PRODUCT SUITES

Home > About iPath ETNs > iPath ETN Product Suites
iPath® ETN Product Suites [icon] Print this page Explore ETN products designed to help meet a wide range of investing needs.

Find iPath ETNs that match your investing objectives. Whether you want a specific commodity exposure or access to a fixed income strategy, you’ll find iPath ETN products to help you build and diversify your portfolio.

Commodities >>

Explore our broad, narrow or targeted exposure commodity ETNs, and learn how they can add diversification to your portfolio.

Learn about Commodity ETNs

Currency >>

Find out how you can get convenient, cost-efficient single- and multi-currency exposure with iPath Currency ETNs.

Learn about Currency ETNs

Equities >>

Explore our wide range of equity ETNs that offer single-trade access to leveraged equities, strategies, international equity and equity volatility.

Learn about Equity ETNs

Fixed Income >>

Learn how you can target the US Treasury yield curve with iPath Fixed Income ETNs.

Learn about Fixed Income ETNs

Diversification may not protect against market risk.

Buying and selling iPath ETNs will result in brokerage commissions.

Related Resources [icon] Product List [icon] Fundamentals of iPath ETNs

Next » Commodities

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

END iPATH ETN PRODUCT SUITES

iPATH COMMODITY ETNs

iPath® Pure Beta Commodity ETNs. Commodities exposure. Now refined into 18 Pure Beta ETNs. Go Broad i Go Sector i Go Single i
Home > About iPath ETNs > iPath ETN Product Suites > Commodities

iPath® Pure Beta Commodity Exchange Traded Notes offer investors exposure to a wide variety of commodities future indices in a refined form.

•        An investment in commodities futures contracts requires holdings to be regularly rolled into new futures contracts as expiry dates approach.

•        Traditional commodity indices typically track the performance of nearby futures contracts, which can impact performance by introducing roll yield. Roll yield occurs when the price of future contracts are over or under the spot prices.

•        iPath® Pure Beta ETNs are linked to indices that offer the potential to mitigate this by rolling into one of a number of contracts with varying expiration dates.

Historical Performance of the Barclays Capital Commodity Index Pure Beta

TR and Barclays Capital Commodity Index TR

Pure Beta ETNs are linked to the performance of the relevant Barclays Capital Pure Beta Index, minus applicable costs and fees.

Related Resources

[icon] iPath Commodity ETNs

[icon] Basics of iPath Pure Beta Commodity ETNs

[icon] Product List

[icon] Fundamentals of iPath ETNs

[icon] Premiums and Discounts

[icon] Fact Sheets

[icon] (877) 764-7284

iPath Pure Beta Commodity ETN	Ticker	Yearly Fee¹	Futures Execution Cost¹
iPath® Pure Beta Agriculture ETN	DIRT	0.75%	0.10%
iPath® Pure Beta Aluminum ETN	FOIL	0.75%	0.10%
iPath® Pure Beta Broad Commodity ETN	BCM	0.75%	0.10%
iPath® Pure Beta Cocoa ETN	CHOC	0.75%	0.10%
iPath® Pure Beta Coffee ETN	CAFE	0.75%	0.10%
iPath® Pure Beta Copper ETN	CUPM	0.75%	0.10%
iPath® Pure Beta Cotton ETN	CTNN	0.75%	0.10%
iPath® Pure Beta Crude Oil ETN	OLEM	0.75%	0.10%
iPath® Pure Beta Energy ETN	ONG	0.75%	0.10%

iPath® Pure Beta Grains ETN	WEET	0.75%	0.10%
iPath® Pure Beta Industrial Metals ETN	HEVY	0.75%	0.10%
iPath® Pure Beta Lead ETN	LEDD	0.75%	0.10%
iPath® Pure Beta Livestock ETN	LSTK	0.75%	0.10%
iPath® Pure Beta Nickel ETN	NINI	0.75%	0.10%
iPath® Pure Beta Precious Metals ETN	BLNG	0.75%	0.10%
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	0.75%	0.10%
iPath® Pure Beta Softs ETN	GRWN	0.75%	0.10%
iPath® Pure Beta Sugar ETN	SGAR	0.75%	0.10%

[1]         The investor fee is equal to the Yearly Fee times the principal amount of your Securities times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your Securities times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the Index on that day divided by the initial index level. The initial index level is the value of the Index on the inception date. In addition, on each calendar day, a “futures execution cost” will be charged and deducted from the closing indicative note value of each ETN. The effect of the futures execution cost accumulates over time and is subtracted at a rate of 0.10% per year. See the applicable prospectus for more details.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Barclays Pure Beta Series 2 Methodology: The Barclays Pure Beta Series 2 Methodology seeks to mitigate distortions in the commodities markets associated with investment flows and supply and demand distortions. However, there is no guarantee that the Pure Beta Series 2 Methodology will succeed in these objectives and an investment in the ETNs linked to indices using this methodology may underperform compared to an investment in a traditional commodity index linked to the same commodities.

Market and Volatility Risk: The prices of physical commodities, including the commodities underlying the index components, can fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Additionally, the market value of the ETNs may be influenced by many unpredictable factors including changes in supply and demand relationships, governmental policies and economic events.

Concentration Risk: Because certain ETNs are linked to an index composed of futures contracts on a single commodity or in only one commodity sector, such ETNs are less diversified than other funds. The ETNs can therefore experience greater volatility than other funds or investments.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC, assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0495-1211

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

« Previous iPath ETN Product Suites	Next » Currencies

END iPATH COMMODITY ETNs

iPATH CURRENCY ETNs

iPath® Currency ETNs. Multi-Currecny ETNs i Single Currency ETNs i

Home > About iPath ETNs > iPath ETN Product Suites > Currencies

iPath® Currency Exchange Traded Notes (ETNs) from Barclays Bank PLC offer a number of exchange rate and multi-currency solutions.

iPath ETNs provide convenient access to the currency markets and may be used in the following ways:

•      Short Term Tactical Views

•      Substitute or Alternative Asset Class

•      Cash Diversification

•      Currency Overlays

•      Hedging

Related Resources [icon] Product List [icon] Basics of Currencies [icon] Tax FAQ [icon] iPath Currency ETNs [icon] iPath Optimized Currency Carry [icon] (877) 764-7284

Exchange Rate

iPath ETN	Ticker	Yearly Fee¹
iPath® EUR/USD Exchange Rate ETN	ERO	0.40%
iPath® GBP/USD Exchange Rate ETN	GBB	0.40%
iPath® JPY/USD Exchange Rate ETN	JYN	0.40%

Multi-Currency

iPath ETN	Ticker	Yearly Fee¹
iPath® GEMS Asia 8 ETN	AYT	0.89%
iPath® GEMS Index™ ETN	JEM	0.89%
iPath® Asian & Gulf Currency Revaluation ETN	PGD	0.89%
iPath® Optimized Currency Carry ETN	ICI	0.65%

Diversification may not protect against market risk.

[1]

The investor fee for the iPath exchange rate ETNs is equal to the Yearly Fee times the principal amount of your ETNs times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your ETNs times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the currency component on that day times the accumulation component on that day.

The investor fee for the iPath® GEMS ETNs is equal to the Yearly Fee times the closing indicative value times the daily index factor, calculated on a daily basis in the following manner. The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day (or the ex coupon indicative value if such day was an index roll date) times the index factor on that day (or, if such day is not an index business day, one) divided by 365. The index factor on any day will equal the closing level of the relevant underlying index on such day divided by the closing level of such index on the immediately preceding index business day.

The investor fee for the iPath® Optimized Currency Carry ETN is equal to the Yearly Fee times the principal amount of your ETNs times the index factor, calculated on a daily basis in the following manner: The investor fee on the inception date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will increase by an amount equal to the Yearly Fee times the principal amount of your ETNs times the index factor on that day (or, if such day is not a trading day, the index factor on the immediately preceding trading day) divided by 365. The index factor on any given day will be equal to the closing value of the underlying index on that day divided by the initial index level. The initial index level is the value of the underlying index on the inception date.

« Previous	Next »
Commodities	Equity

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Single Currency Exchange Risk: An investment in ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or foreign exchange markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Currency Carry Risk: Because the carry trade involves investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies, the success of the Intelligent Carry Strategy, the level of the Barclays Optimized

Currency Carry IndexTM and the market value of the ETNs linked to that index will depend on the exchange rates and interest rates applicable to the index constituent currencies. If the applicable exchange rates or interest rates move against the direction targeted by the Intelligent Carry Strategy, the level of such index, and the market value of the ETNs, will decline. Factors that may contribute to volatile fluctuations in such index include exchange rates applicable to the index constituent currencies, interest rates applicable to the constituent currencies, the prevailing interest rate environment, and global or regional economic, financial, political, regulatory, geographical or judicial events that affect exchange rates and interest rates.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

END iPATH CURRENCY ETNs

iPATH EQUITY ETNs

iPath® Equity ETNs. Leveraged i Strategy i International i Volatility i

Home > About iPath ETNs > iPath ETN Product Suites > Equity

iPath Exchange Traded Notes (ETNs) are innovative investment products from Barclays Bank PLC. They provide investors with access to a wide range of equity exposures and strategies with single-trade access to leveraged equities, strategies, international equity and equity volatility.

iPath ETNs feature:

•      Cost efficiency

•      Daily exchange liquidity

•      Index tracking

Go long. Go short. Go leveraged, international, or strategic. iPath gives you the tools to express your views on equities.

Leveraged Equity (click product name to see current participation rate)

Related Resources [icon] The Basics of iPath Leveraged ETNs [icon] Basics of VIX Futures ETNs [icon] Product List [icon] Fundamentals of iPath ETNs [icon] Fact Sheets [icon] (877) 764-7284

iPath ETN	Ticker	Yearly Fee¹
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	0.50%
iPath® Long Extended S&P 500® TR Index ETN	SFLA	0.35%
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	0.50%
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	0.80%
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	0.80%
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	0.80%
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	0.80%

Equity Strategy

iPath ETN	Ticker	Yearly Fee¹
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	0.75%

International Equity

iPath ETN	Ticker	Yearly Fee¹
iPath® MSCI India IndexSM ETN	INP	0.89%

Equity Volatility

iPath ETN	Ticker	Yearly Fee¹
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	0.89%
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)	IVOP	0.89%
iPath® S&P 500 Dynamic VIX ETN	XVZ	0.95%
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	0.89%
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	0.89%

¹	The investor fee is calculated cumulatively based on the Yearly Fee and the performance of the underlying index or currency exchange rate and increases each day based on the level of the index or currency exchange rate on that day. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying decreases or does not increase significantly, you may receive less than the principal amount of your investment at maturity or upon redemption. For a more complete description of how the investor fee is calculated and any other applicable costs, including the daily financing charge or borrow rate applicable to the leveraged equity ETNs, please see the applicable product page and Pricing Supplement at www.iPathETN.com.

With short sales, an investor faces the potential for unlimited losses as the security’s price rises.

Diversification may not protect against market risk.

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

« Previous	Next »
Currencies	Fixed Income

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. For ETNs inversely linked to the S&P 500 VIX Short-Term Futures™ Index Excess Return, an automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Your Return May Be Affected By Factors Affecting International Security Markets: The international equities underlying certain indices sponsored by MSCI, Inc. may have less liquidity and could be more volatile than the securities traded in the U.S. or other longer-established securities markets. Additional special risks associated with international securities may include less rigorous regulation of securities markets, different accounting and disclosure standards, government interference, higher inflation, and social, economic, and political uncertainties.

Leverage Risk: In cases where an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease or increase, as the case may be in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs linked to an index composed of futures contracts on the CBOE® Volatility Index (the “VIX Index”) is subject to risks associated with fluctuations in the performance of the underlying index. The performance of the underlying index will depend on many factors including, the level of the S&P 500®, the prices of options on the S&P 500®, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500®, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of ETNs linked to an index composed of futures contracts on the VIX Index will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying such ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Such ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than such ETNs.

Emerging Market Risk: The MSCI India Total Return Index tracks investments in an emerging market, which carries the risk of capital loss from unfavorable fluctuation in currency values, differences in generally accepted accounting principles, lower trading volumes, and economic or political instability. ETNs linked to such index may be subject to more volatility than investments outside of emerging markets.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

END iPATH EQUITY ETNs

iPATH FIXED INCOME ETNs

iPath® Fixed Income ETNs. Go Steep i Go Flat i Pick a Point i Home > About iPath ETNs > iPath ETN Product Suites > Fixed Income

iPath® Fixed Income Exchange Traded Notes provide investors with the ability to express their views on US Treasury yields or the yield curve. In particular, the iPath® Steepener (STPP) and iPath® Flattener (FLAT) ETNs provide an opportunity to access steep or flat yield curve strategies through an exchange traded product. Potential applications include:

•      Accessing a particular fixed income strategy for additional portfolio diversification

•      Executing tactical views regarding expectations of yield curve or specific yield shifts

•      Implementing a fixed income strategy based on expectations of future economic cycles

•      Implementing a specific hedging strategy to mitigate a portfolio’s sensitivity to yield curve or specific yield shifts

Related Resources

[icon] Basics of Yield
Curve Strategies

[icon] Targeted Access
to the [icon] US
Treasury Yield Curve

[icon] Product List

[icon] Fundamentals of
iPath ETNs

[icon] Fact Sheets

[icon] (877) 764-7284

Experience the flexibility of implementing your yield curve or specific yield views with iPath Fixed Income ETNs:

iPath ETN	Ticker	Yearly Fee¹
iPath® US Treasury Steepener ETN	STPP	0.75%
iPath® US Treasury Flattener ETN	FLAT	0.75%
iPath® US Treasury 2-year Bull ETN	DTUL	0.75%
iPath® US Treasury 2-year Bear ETN	DTUS	0.75%
iPath® US Treasury 5-year Bull ETN	DFVL	0.75%
iPath® US Treasury 5-year Bear ETN	DFVS	0.75%
iPath® US Treasury 10-year Bull ETN	DTYL	0.75%
iPath® US Treasury 10-year Bear ETN	DTYS	0.75%
iPath® US Treasury Long Bond Bull ETN	DLBL	0.75%
iPath® US Treasury Long Bond Bear ETN	DLBS	0.75%

¹	The investor fee on the inception date of the ETNs will equal zero. On each subsequent calendar day until maturity or early redemption of the ETNs, the investor fee will equal the Yearly Fee (0.75%) times the closing indicative note value of the ETNs on the immediately preceding calendar day, divided by 365. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying index decreases or does not increase significantly, you may receive less than the principal amount of your investment at maturity or upon redemption. In addition, on each futures contract roll date, $0.005 or $0.01 will be charged per ETN and deducted from the performance. For a more complete description of how the investor fee and roll cost are calculated, please see the applicable product page and Pricing Supplement at www.iPathETN.com.

Diversification may not protect against market risk.

« Previous

Equity

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

The Underlying U.S. Treasury Note or Bond Yield or Slope of the U.S. Treasury Yield Curve May Increase, Decrease or Remain Unchanged Over the Term of Your ETNs: The return on your ETNs is linked directly or inversely, as the case may be to the performance of the underlying index, which corresponds directly or inversely, respectively to changes in the underlying U.S. Treasury yield curve or U.S. Treasury note or bond yield, depending on the ETN. Changes in the underlying U.S. Treasury yield or yield curve are affected by a number of unpredictable factors, and such factors may cause the underlying U.S. Treasury yield or yield curve to increase, decrease or remain unchanged over the term of your ETNs.

There is No Guarantee that the Index Level Will Decrease or Increase by 1.00 Point For Every 0.01% Change in the Level of the Underlying U.S. Treasury Note or Bond Yield or Underlying U.S. Treasury Yield Curve: Reasons why this might occur include: market prices for underlying U.S. Treasury note or bond futures contracts may not capture precisely the underlying changes in the U.S. Treasury yield or yield curve; the index calculation methodology uses approximation; and the underlying U.S. Treasury bond weighting is rebalanced monthly.

Due to the Index Multiplier, Any Changes in the Value of Your ETNs Will Not Occur at the Same Rate as the Corresponding Changes in the Value of the Underlying Index: The ETNs apply an index multiplier, the effect of which is to adjust and, for ETNs inversely linked to the index, invert the rate at which the value of the ETNs changes in response to changes in the underlying index level.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock or U.S. Treasury markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

END iPATH FIXED INCOME ETNs

iPATH LEVERAGED ETNs

iPath® Leveraged ETNs. Dig Into Domestic i Dig Into International i

iPath has 11 ETNs with long- and short-leveraged exposure to a range of assets that aim to deliver:

A leverage factor locked in from your point of purchase

No tracking error

And no resets

For a deeper dive into iPath leveraged ETNs download The Basics of iPath Leveraged ETNs.

Related Resources [icon] The Basics of iPath Leveraged ETNs [icon] (877) 764-7284

iPath Leveraged ETN	Ticker	Leverage Factor	As Of
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	x.xx	xx/xx/xxxx
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	x.xx	xx/xx/xxxx
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	x.xx	xx/xx/xxxx
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	x.xx	xx/xx/xxxx
iPath® Long Extended S&P 500® TR Index ETN	SFLA	x.xx	xx/xx/xxxx
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	x.xx	xx/xx/xxxx
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	x.xx	xx/xx/xxxx

THE BASICS OF LEVERAGE FACTORS

Unlike some leveraged instruments, the iPath Long- and Short-leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, the indicative value of iPath Leveraged ETNs is based on the current intraday Indicative Note Value (INV). And once you lock into your leverage factor at point of purchase, it never resets.

The INV ratio is published by NYSE Arca and is accurate to the minute, so an investor always knows the exact leverage factor they are locking into.

For a more in-depth explanation, download The Basics of Leveraged ETNs.

The performance quoted represents past performance and is not indicative of future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed, may be worth more or less than the original cost. Because your notes are subject to fees and financing charges, the return on the Securities will always be lower than the total return on a direct investment in the equities that underlie the relevant Index. Current performance may be lower or higher than the performance quoted. For more performance information, please click here.

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses that would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Tracking errors refers to the under/over performance differential of an ETN versus its benchmark index over a given time period, after accounting for the ETN’s fees.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Issuer Redemption: If specified in the applicable prospectus, Barclays Bank PLC will have the right to redeem or “call” a series of ETNs (in whole but not in part) at its sole discretion and without your consent on any trading day on or after the inception date until and including maturity.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus. For ETNs inversely linked to the S&P 500 VIX Short-Term Futures™ Index Excess Return, an automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Your Return May Be Affected By Factors Affecting International Security Markets: The international equities underlying certain indices sponsored by MSCI, Inc. may have less liquidity and could be more volatile than the securities traded in the U.S. or other longer-established securities markets. Additional special risks associated with international securities may include less rigorous regulation of securities markets, different accounting and disclosure standards, government interference, higher inflation, and social, economic, and political uncertainties.

Leverage Risk: In cases where an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease or increase, as the case may be in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

The Performance of the Underlying Indices are Unpredictable: An investment in the ETNs linked to an index composed of futures contracts on the CBOE® Volatility Index (the “VIX Index”) is subject to risks associated with fluctuations in the performance of the underlying index. The performance of the underlying index will depend on many factors including, the level of the S&P 500®, the prices of options on the S&P 500®, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the underlying index. Additional factors that may contribute to fluctuations in the level of such index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500®, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your ETNs Are Not Linked to the VIX Index: The value of ETNs linked to an index composed of futures contracts on the VIX Index will be linked to the value of the underlying index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited. The index underlying such ETNs is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Such ETNs may not benefit from increases in the level of the VIX Index because such increases will not necessarily cause the level of VIX Index futures to rise. Accordingly, a hypothetical investment that was linked directly to the VIX Index could generate a higher return than such ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

END iPATH LEVERAGED ETNs

iPATH ETN RESOURCES

Home > iPath ETN Resources

iPath® ETN Resources

[icon] Print this page

Discover the resources you need to make the most of iPath® ETNs.

Access all the information you need to help meet your investing objectives using iPath ETNs.

Prospectuses >>

Discover the resources you need to make the most of iPath ETNs.

Go to Prospectuses page

Fact Sheets >>

Get quick access to the latest information on each of our iPath ETNs, including note details, index commodity groups, index correlation, issuer details and total returns.

Go to Fact Sheets page

Product Essentials >>

Learn about the structure, benefits, and risks of iPath ETNs while also understanding the intricacies of each of the iPath product suites.

Go to Product Essentails page

iPath Trading Information >>

Access the iPath product list.

Go to iPath Trading Information page

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

END iPATH ETN RESOURCES

iPATH ETN PROSPECTUSES

Home > iPath ETN Resources > Prospectuses
iPath® ETN Prospectuses	[icon] Print this page

Title	Ticker	Date	Audience
iPath® US Treasury Steepener ETN	STPP	xx/xx/xxxx	All
iPath® US Treasury Long Bond Bull ETN	DLBL	xx/xx/xxxx	All
iPath® US Treasury Long Bond Bear ETN	DLBS	xx/xx/xxxx	All
iPath® US Treasury Flattener ETN	FLAT	xx/xx/xxxx	All
iPath® US Treasury 5-year Bull ETN	DFVL	xx/xx/xxxx	All
iPath® US Treasury 5-year Bear ETN	DFVS	xx/xx/xxxx	All
iPath® US Treasury 2-year Bull ETN	DTUL	xx/xx/xxxx	All
iPath® US Treasury 2-year Bear ETN	DTUS	xx/xx/xxxx	All
iPath® US Treasury 10-year Bull ETN	DTYL	xx/xx/xxxx	All
iPath® US Treasury 10-year Bear ETN	DTYS	xx/xx/xxxx	All
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	xx/xx/xxxx	All
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	xx/xx/xxxx	All
iPath® Seasonal Natural Gas ETN	DCNG	xx/xx/xxxx	All
iPath® S&P GSCI® Total Return Index ETN	GSP	xx/xx/xxxx	All
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	xx/xx/xxxx	All
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	xx/xx/xxxx	All
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	xx/xx/xxxx	All
iPath® S&P 500 Dynamic VIX ETN	XVZ	xx/xx/xxxx	All
iPath® Pure Beta Sugar ETN	SGAR	xx/xx/xxxx	All
iPath® Pure Beta Softs ETN	GRWN	xx/xx/xxxx	All
iPath® Pure Beta S&P GSCI® -Weighted ETN	SBV	xx/xx/xxxx	All

iPath® Pure Beta Precious Metals ETN	BLNG	xx/xx/xxxx	All
iPath® Pure Beta Nickel ETN	NINI	xx/xx/xxxx	All
iPath® Pure Beta Livestock ETN	LSTK	xx/xx/xxxx	All
iPath® Pure Beta Lead ETN	LEDD	xx/xx/xxxx	All
iPath® Pure Beta Industrial Metals ETN	HEVY	xx/xx/xxxx	All
iPath® Pure Beta Grains ETN	WEET	xx/xx/xxxx	All
iPath® Pure Beta Energy ETN	ONG	xx/xx/xxxx	All
iPath® Pure Beta Crude Oil ETN	OLEM	xx/xx/xxxx	All
iPath® Pure Beta Cotton ETN	CTNN	xx/xx/xxxx	All
iPath® Pure Beta Copper ETN	CUPM	xx/xx/xxxx	All
iPath® Pure Beta Coffee ETN	CAFE	xx/xx/xxxx	All
iPath® Pure Beta Cocoa ETN	CHOC	xx/xx/xxxx	All
iPath® Pure Beta Broad Commodity ETN	BCM	xx/xx/xxxx	All
iPath® Pure Beta Aluminum ETN	FOIL	xx/xx/xxxx	All
iPath® Pure Beta Agriculture ETN	DIRT	xx/xx/xxxx	All
iPath® Optimized Currency Carry ETN	ICI	xx/xx/xxxx	All
iPath® MSCI India IndexSM ETN	INP	xx/xx/xxxx	All
iPath® Long Extended S&P 500® TR Index ETN	SFLA	xx/xx/xxxx	All
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	xx/xx/xxxx	All
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	xx/xx/xxxx	All
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	xx/xx/xxxx	All
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	xx/xx/xxxx	All
iPath® JPY/USD Exchange Rate ETN	JYN	xx/xx/xxxx	All
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)	IVOP	xx/xx/xxxx	All
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	xx/xx/xxxx	All

iPath® Global Carbon ETN	GRN	xx/xx/xxxx	All
iPath® GEMS Index™ ETN	JEM	xx/xx/xxxx	All
iPath® GEMS Asia 8 ETN	AYT	xx/xx/xxxx	All
iPath® GBP/USD Exchange Rate ETN	GBB	xx/xx/xxxx	All
iPath® EUR/USD Exchange Rate ETN	ERO	xx/xx/xxxx	All
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	xx/xx/xxxx	All
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	xx/xx/xxxx	All
iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	xx/xx/xxxx	All
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	xx/xx/xxxx	All
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	xx/xx/xxxx	All
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	xx/xx/xxxx	All
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	xx/xx/xxxx	All
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	xx/xx/xxxx	All
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	xx/xx/xxxx	All
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	xx/xx/xxxx	All
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	xx/xx/xxxx	All
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	xx/xx/xxxx	All
iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	xx/xx/xxxx	All
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	xx/xx/xxxx	All
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	xx/xx/xxxx	All
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	xx/xx/xxxx	All
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	xx/xx/xxxx	All
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	xx/xx/xxxx	All
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	xx/xx/xxxx	All
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	xx/xx/xxxx	All
iPath® Asian & Gulf Currency Revaluation ETN	PGD	xx/xx/xxxx	All

END iPATH ETN PROSPECTUSES

iPATH ETN FACT SHEETS

Home > iPath ETN Resources > Fact Sheets
iPath® ETN Fact Sheets	[icon] Print this page

Title	Ticker	Date	Audience
iPath® Asian & Gulf Currency Revaluation ETN	PGD	xx/xx/xxxx	All
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	xx/xx/xxxx	All
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	xx/xx/xxxx	All
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	xx/xx/xxxx	All
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	xx/xx/xxxx	All
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	xx/xx/xxxx	All
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	xx/xx/xxxx	All
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	xx/xx/xxxx	All
iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	xx/xx/xxxx	All
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	xx/xx/xxxx	All
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	xx/xx/xxxx	All
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	xx/xx/xxxx	All
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	xx/xx/xxxx	All
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	xx/xx/xxxx	All
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	xx/xx/xxxx	All
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	xx/xx/xxxx	All
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	xx/xx/xxxx	All
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	xx/xx/xxxx	All
iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	xx/xx/xxxx	All
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	xx/xx/xxxx	All
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	xx/xx/xxxx	All

iPath® EUR/USD Exchange Rate ETN	ERO	xx/xx/xxxx	All
iPath® GBP/USD Exchange Rate ETN	GBB	xx/xx/xxxx	All
iPath® GEMS Asia 8 ETN	AYT	xx/xx/xxxx	All
iPath® GEMS Index™ ETN	JEM	xx/xx/xxxx	All
iPath® Global Carbon ETN	GRN	xx/xx/xxxx	All
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	xx/xx/xxxx	All
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)	IVOP	xx/xx/xxxx	All
iPath® JPY/USD Exchange Rate ETN	JYN	xx/xx/xxxx	All
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	xx/xx/xxxx	All
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	xx/xx/xxxx	All
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	xx/xx/xxxx	All
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	xx/xx/xxxx	All
iPath® Long Extended S&P 500® TR Index ETN	SFLA	xx/xx/xxxx	All
iPath® MSCI India IndexSM ETN	INP	xx/xx/xxxx	All
iPath® Optimized Currency Carry ETN	ICI	xx/xx/xxxx	All
iPath® Pure Beta Agriculture ETN	DIRT	xx/xx/xxxx	All
iPath® Pure Beta Aluminum ETN	FOIL	xx/xx/xxxx	All
iPath® Pure Beta Broad Commodity ETN	BCM	xx/xx/xxxx	All
iPath® Pure Beta Cocoa ETN	CHOC	xx/xx/xxxx	All
iPath® Pure Beta Coffee ETN	CAFE	xx/xx/xxxx	All
iPath® Pure Beta Copper ETN	CUPM	xx/xx/xxxx	All
iPath® Pure Beta Cotton ETN	CTNN	xx/xx/xxxx	All
iPath® Pure Beta Crude Oil ETN	OLEM	xx/xx/xxxx	All
iPath® Pure Beta Energy ETN	ONG	xx/xx/xxxx	All
iPath® Pure Beta Grains ETN	WEET	xx/xx/xxxx	All

iPath® Pure Beta Industrial Metals ETN	HEVY	xx/xx/xxxx	All
iPath® Pure Beta Lead ETN	LEDD	xx/xx/xxxx	All
iPath® Pure Beta Livestock ETN	LSTK	xx/xx/xxxx	All
iPath® Pure Beta Nickel ETN	NINI	xx/xx/xxxx	All
iPath® Pure Beta Precious Metals ETN	BLNG	xx/xx/xxxx	All
iPath® Pure Beta S&P GSCI® -Weighted ETN	SBV	xx/xx/xxxx	All
iPath® Pure Beta Softs ETN	GRWN	xx/xx/xxxx	All
iPath® Pure Beta Sugar ETN	SGAR	xx/xx/xxxx	All
iPath® S&P 500 Dynamic VIX ETN	XVZ	xx/xx/xxxx	All
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	xx/xx/xxxx	All
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	xx/xx/xxxx	All
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	xx/xx/xxxx	All
iPath® S&P GSCI® Total Return Index ETN	GSP	xx/xx/xxxx	All
iPath® Seasonal Natural Gas ETN	DCNG	xx/xx/xxxx	All
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	xx/xx/xxxx	All
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	xx/xx/xxxx	All
iPath® US Treasury 10-year Bear ETN	DTYS	xx/xx/xxxx	All
iPath® US Treasury 10-year Bull ETN	DTYL	xx/xx/xxxx	All
iPath® US Treasury 2-year Bear ETN	DTUS	xx/xx/xxxx	All
iPath® US Treasury 2-year Bull ETN	DTUL	xx/xx/xxxx	All
iPath® US Treasury 5-year Bear ETN	DFVS	xx/xx/xxxx	All
iPath® US Treasury 5-year Bull ETN	DFVL	xx/xx/xxxx	All
iPath® US Treasury Flattener ETN	FLAT	xx/xx/xxxx	All
iPath® US Treasury Long Bond Bear ETN	DLBS	xx/xx/xxxx	All
iPath® US Treasury Long Bond Bull ETN	DLBL	xx/xx/xxxx	All
iPath® US Treasury Steepener ETN	STPP	xx/xx/xxxx	All

END iPATH ETN FACT SHEETS

iPATH ETN PRODUCT ESSENTIALS

Home > iPath ETN Resources > PRODUCT ESSENTIALS
iPath® ETN Product Essentials	[icon] Print this page

Title	Length	Date	Audience
Basics of iPath Leveraged	16 Pgs	xx/xx/xxxx	All
Basics of iPath Pure Beta Commodity	8 Pgs	xx/xx/xxxx	All
Basics of VIX Futures ETNs	8 Pgs	xx/xx/xxxx	All
Basics of Yield Curve Strategies	8 Pgs	xx/xx/xxxx	All
Fundamentals of iPath ETNs	2 Pgs	xx/xx/xxxx	All
iPath Commodity ETNs	6 Pgs	xx/xx/xxxx	All
iPath Currency ETNs	4 Pgs	xx/xx/xxxx	All
iPath FAQs	8 Pgs	xx/xx/xxxx	All
iPath Tax FAQs	2 Pgs	xx/xx/xxxx	All
iPath VIX Futures ETNs: Splits & Reverse Splits	4 Pgs	xx/xx/xxxx	All
iPath Volatility ETNs	4 Pgs	xx/xx/xxxx	All
Optimized Currency Carry	4 Pgs	xx/xx/xxxx	All
Periodic Returns Table	2 Pgs	xx/xx/xxxx	All
Premiums and Discounts	2 Pgs	xx/xx/xxxx	All
Product List	4 Pgs	xx/xx/xxxx	All
Targeted Access to the US Treasury Yield Curve	4 Pgs	xx/xx/xxxx	All

END iPATH ETN PRODUCT ESSENTIALS

iPATH ETN TRADING INFORMATION

Home > iPath ETN Resources > Trading Information
iPath® ETN Trading Information	[icon] Print this page

Title	length	Date	Audience
iPath Product List	4 Pgs	xx/xx/xxxx	All
iPath Trading Strategy Report	5 Pgs	xx/xx/xxxx	All

END iPATH ETN TRADING INFORMATION

IVO AUTOMATIC REDEMPTION PAGE

Home > Index: S&P 500 VIX Short-Term FuturesTM Excess Return Exposure: Inverse
Index: S&P 500 VIX Short-Term FuturesTM Excess Return Exposure: Inverse	[icon] Print this page

Certain iPath ETNs linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index Excess Return, as indicated in the table below, will be automatically redeemed by the issuer, Barclays Bank PLC, at their automatic redemption value on the automatic redemption date.

The respective iPath ETN is being redeemed as the result of an automatic termination event occurring on the date listed below, when the intraday indicative note value was equal to or less than the applicable automatic termination level. Please see the relevant prospectus for additional information relating to automatic termination.

Ticker	Name	Automatic Termination Date[1]	Automatic Termination Level	Automatic Redemption Value[2]	Automatic Redemption Date[3]	Prospectus
IVO	iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN	September 12, 2011	$10	$11.8024	September 19, 2011	Download

Implications for Investors

Holders of the applicable iPath ETN on the automatic redemption date will receive a cash payment, per ETN, equal to the automatic redemption value.

Barclays Bank PLC has issued another series of iPath ETNs offering inverse exposure4 to this index. Investors who wish to gain inverse exposure to the Index can now access returns via:

Ticker: IVOP

Name: iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)

For tax implications of purchasing replacement securities offering similar exposure, including the potential application of the wash sale rules, please consult a tax professional.

[1]

An automatic termination event occurred because the intraday indicative note value of the relevant series of iPath ETNs was less than or equal to the automatic termination level on the automatic termination date.

[2]	The automatic redemption value was determined in accordance with the procedures set forth in the prospectus relating to the relevant series of iPath ETNs, available download.
[3]	Holders of the ETNs on the automatic redemption date will receive a payment equal to the automatic redemption value on the fifth business day following the automatic termination date.
[4]

The performance of the iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II) (the “IVOP ETNs”) is not equivalent to the hypothetical performance that would be achieved had the applicable iPath ETNs not been automatically redeemed.

Selected Risk Considerations

An investment in the iPath ETNs (the “Securities”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. Capitalized terms used below but not defined herein shall have the meanings attributed to them in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The Securities are exposed to any change in the level of the Index caused by any daily increase or decrease in the level of the Index. Additionally, if the level of the Index is insufficient to offset the negative effect of the investor fee, you will lose some or all of your investment at maturity or upon redemption, even if the value of the Index has decreased. The Securities are riskier than ordinary unsecured debt securities and have no principal protection.

Past Performance Is Not Indicative of Future Results: It is impossible to predict whether any Index underlying your Securities will rise or fall. The actual performance of the Index underlying your Securities or any index component over the term of the respective series of the Securities, as well as the amount payable at maturity or upon redemption, may bear little relation to the historical levels of comparable indices, which in most cases have been highly volatile.

The Performance of the Underlying Indices are Unpredictable: An investment in the Securities linked to the inverse performance of the Index is subject to risks associated with fluctuations, particularly an increase, in the performance of the Index. Because the performance of the Index is linked to the inverse performance of the VIX Index the performance of the Index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the Index. Additional factors that may contribute to fluctuations in the level of the Index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

Your Securities Are Not Linked to the Inverse of the VIX Index: The value of your Securities will be linked to the inverse performance of the Index, and your ability to benefit inversely from any rise or fall in the level of the VIX Index is limited. The Index underlying your Securities is based upon holding a rolling long position in futures on the VIX Index. These futures will not necessarily track the performance of the VIX Index. Your Securities may not benefit from decreases in the level of the VIX Index because such decreases will not necessarily cause the level of VIX Index futures to decrease. Accordingly, a hypothetical investment that was linked directly to the inverse performance of the VIX Index could generate a higher return than your Securities.

Market and Volatility Risk: The market value of the Securities may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your Securities in the secondary market. Factors that may influence the market value of the Securities include prevailing market prices of the U.S. stock markets, the index components included in the Index, and prevailing market prices of options on the Index or any other financial instruments related to the Index; supply and demand for the Securities, including inventory positions with Barclays Capital Inc.

or any market maker; the time remaining to the maturity of the Securities; interest rates; or economic, financial, political, regulatory, geographical or judicial events that affect the level of the underlying Index or other financial instruments related to the Index. These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

Credit of Barclays Bank PLC: The Securities are senior unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the Securities prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

A Trading Market for the Securities May Not Develop: Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Therefore, the liquidity of the Securities may be limited.

No Interest Payments from the Securities: You will not receive any interest payments on the Securities.

Restrictions on the Minimum Number of Securities and Date Restrictions for Redemptions: You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on an optional redemption date. You may only redeem your Securities on an optional redemption date if we receive a notice of redemption from you by certain dates and times as set for in the pricing supplement.

Automatic Termination: If, on any index business day prior to or on the final valuation date, the intraday indicative note value of the Securities becomes less than or equal to $10.00 per Security, an automatic termination event will be deemed to have occurred and your Securities will be automatically redeemed in an amount equal to the automatic redemption value. An automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

END IVO Automatic Termination Page

ROSA AUTOMATIC REDEMPTION PAGE

Home > Index: Russell 1000 Total Return Index. Exposure: Short Extended
Index: Russell 1000® Total Return Index Exposure: Short Extended[1]	[icon] Print this page

Certain iPath ETNs linked to a leveraged participation in the performance of the Russell 1000® Total Return Index, as indicated in the table below, will be automatically redeemed by the issuer, Barclays Bank PLC, at their automatic redemption value on the automatic redemption date.

The respective iPath ETN is being redeemed as the result of an automatic termination event occurring on the date listed below, when the intraday indicative note value was equal to or less than the applicable automatic termination level. Please see the relevant prospectus for additional information relating to automatic termination.

Ticker	Name	Automatic Termination Date[2]	Automatic Termination Level	Automatic Redemption Value[3]	Automatic Redemption Date[4]	Prospectus
ROSA	iPath® Short Extended Russell 1000® TR Index ETN	September 7, 2012	$10	$9.8168	September 14, 2012	Download

Implications for Investors

Holders of the applicable iPath ETN on the automatic redemption date will receive a cash payment, per ETN, equal to the automatic redemption value.

For tax implications of purchasing replacement ETNs offering similar exposure, including the potential application of the wash sale rules, please consult a tax professional.

[1]

For the iPath Leveraged ETNs, “enhanced” refers to an initial leverage factor of 2 on the date of the ETN’s issuance and “extended” refers to an initial leverage factor of 3 on the date of the ETN’s issuance. Because the leveraged exposure to the underlying index does not reset, investors who invest at a time other than inception of the each respective iPath Leveraged ETN will invest at a different “participation”—or value of the notional exposure per ETN to the performance of the underlying index relative to the value of each ETN—and therefore may have a different leverage ratio than the initial leverage factor. For more information on the participation, see the section entitled “Participation” in the applicable prospectus or the Basics of iPath Leveraged Exchange Traded Notes paper.

[2]

An automatic termination event occurred because the intraday indicative note value of the relevant series of iPath ETNs was less than or equal to the automatic termination level on the automatic termination date.

[3]	The automatic redemption value was determined in accordance with the procedures set forth in the prospectus relating to the relevant series of iPath ETNs, available at download.

[4]	Holders of the ETNs on the automatic redemption date will receive a payment equal to the automatic redemption value on the fifth business day following the automatic termination date.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any increase in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0535-0912

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

END ROSA Automatic Termination Page

RTSA AUTOMATIC REDEMPTION PAGE

Home > Index: Russell 1000 Total Return Index. Exposure: Short Extended
Index: Russell 2000® Total Return Index Exposure: Short Extended[1]	[icon] Print this page

Certain iPath ETNs linked to a leveraged participation in the performance of the Russell 2000® Total Return Index, as indicated in the table below, will be automatically redeemed by the issuer, Barclays Bank PLC, at their automatic redemption value on the automatic redemption date.

The respective iPath ETN is being redeemed as the result of an automatic termination event occurring on the date listed below, when the intraday indicative note value was equal to or less than the applicable automatic termination level. Please see the relevant prospectus for additional information relating to automatic termination.

Ticker	Name	Automatic Termination Date[2]	Automatic Termination Level	Automatic Redemption Value[3]	Automatic Redemption Date[4]	Prospectus
RTSA	iPath® Short Extended Russell 2000® TR Index ETN	September 13, 2012	$15	$14.8054	September 20, 2012	Download

Implications for Investors

Holders of the applicable iPath ETN on the automatic redemption date will receive a cash payment, per ETN, equal to the automatic redemption value.

For tax implications of purchasing replacement ETNs offering similar exposure, including the potential application of the wash sale rules, please consult a tax professional.

[1]

For the iPath Leveraged ETNs, “enhanced” refers to an initial leverage factor of 2 on the date of the ETN’s issuance and “extended” refers to an initial leverage factor of 3 on the date of the ETN’s issuance. Because the leveraged exposure to the underlying index does not reset, investors who invest at a time other than inception of the each respective iPath Leveraged ETN will invest at a different “participation”—or value of the notional exposure per ETN to the performance of the underlying index relative to the value of each ETN—and therefore may have a different leverage ratio than the initial leverage factor. For more information on the participation, see the section entitled “Participation” in the applicable prospectus or the Basics of iPath Leveraged Exchange Traded Notes paper.

[2]

An automatic termination event occurred because the intraday indicative note value of the relevant series of iPath ETNs was less than or equal to the automatic termination level on the automatic termination date.

[3]	The automatic redemption value was determined in accordance with the procedures set forth in the prospectus relating to the relevant series of iPath ETNs, available at download.
[4]	Holders of the ETNs on the automatic redemption date will receive a payment equal to the automatic redemption value on the fifth business day following the automatic termination date.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any increase in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0536-0912

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

END RTSA Automatic Termination Page

SFSA AUTOMATIC REDEMPTION PAGE

Home > Index: S&P 500 Total Return. Exposure: Short Extended
Index: S&P 500® Total Return Exposure: Short Extended[1]	[icon] Print this page

Certain iPath ETNs linked to a leveraged participation in the performance of the S&P 500® Total Return, as indicated in the table below, will be automatically redeemed by the issuer, Barclays Bank PLC, at their automatic redemption value on the automatic redemption date.

The respective iPath ETN is being redeemed as the result of an automatic termination event occurring on the date listed below, when the intraday indicative note value was equal to or less than the applicable automatic termination level. Please see the relevant prospectus for additional information relating to automatic termination.

Ticker	Name	Automatic Termination Date[2]	Automatic Termination Level	Automatic Redemption Value[3]	Automatic Redemption Date[4]	Prospectus
SFSA	iPath® Short Extended S&P 500® TR Index ETN	September 7, 2012	$10	$9.9312	September 14, 2012	Download

Implications for Investors

Holders of the applicable iPath ETN on the automatic redemption date will receive a cash payment, per ETN, equal to the automatic redemption value.

For tax implications of purchasing replacement ETNs offering similar exposure, including the potential application of the wash sale rules, please consult a tax professional.

[1]

For the iPath Leveraged ETNs, “enhanced” refers to an initial leverage factor of 2 on the date of the ETN’s issuance and “extended” refers to an initial leverage factor of 3 on the date of the ETN’s issuance. Because the leveraged exposure to the underlying index does not reset, investors who invest at a time other than inception of the each respective iPath Leveraged ETN will invest at a different “participation”—or value of the notional exposure per ETN to the performance of the underlying index relative to the value of each ETN—and therefore may have a different leverage ratio than the initial leverage factor. For more information on the participation, see the section entitled “Participation” in the applicable prospectus or the Basics of iPath Leveraged Exchange Traded Notes paper.

[2]

An automatic termination event occurred because the intraday indicative note value of the relevant series of iPath ETNs was less than or equal to the automatic termination level on the automatic termination date.

[3]	The automatic redemption value was determined in accordance with the procedures set forth in the prospectus relating to the relevant series of iPath ETNs, available at download.
[4]	Holders of the ETNs on the automatic redemption date will receive a payment equal to the automatic redemption value on the fifth business day following the automatic termination date.

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to any increase in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has decreased. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Leverage Risk: Because an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any increase in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0535-0912

END SFSA Automatic Termination Page

VZZ AUTOMATIC REDEMPTION PAGE

Home > Index: S&P 500 VZZ Mid-Term FuturesTM Exposure: Long Enhanced
Index: S&P 500 VIX Mid-Term Futures™ Exposure: Long Enhanced[1]	[icon] Print this page

Certain iPath ETNs linked to a leveraged participation in the performance of the S&P 500® VIX Mid-Term Futures™ Index, as indicated in the table below, will be automatically redeemed by the issuer, Barclays Bank PLC, at their automatic redemption value on the automatic redemption date.

The respective iPath ETN is being redeemed as the result of an automatic termination event occurring on the date listed below, when the intraday indicative note value was equal to or less than the applicable automatic termination level. Please see the relevant prospectus for additional information relating to automatic termination.

Ticker	Name	Automatic Termination Date[1]	Automatic Termination Level	Automatic Redemption Value[2]	Automatic Redemption Date[3]	Prospectus
VZZ	iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN	July 1, 2011	$10	$10	July 11, 2011	Download

Implications for Investors

Holders of the applicable iPath ETN on the automatic redemption date will receive a cash payment, per ETN, equal to the automatic redemption value.

Barclays Bank PLC has issued another series of iPath ETNs offering leveraged exposure5 to this index. Investors who wish to gain leveraged exposure to the Index can now access returns via:

Ticker: VZZB

Name: iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (II)

For tax implications of purchasing replacement securities offering similar exposure, including the potential application of the wash sale rules, please consult a tax professional.

[1]

For the iPath Leveraged ETNs, “enhanced” refers to an initial leverage factor of 2 on the date of the ETN’s issuance and “extended” refers to an initial leverage factor of 3 on the date of the ETN’s issuance. Because the leveraged exposure to the underlying index does not reset, investors who invest at a time other than inception of the each respective iPath Leveraged ETN will invest at a different “participation”–or value of the notional exposure per ETN to the performance of the underlying index relative to the value of each ETN—and therefore may have a different leverage ratio than the initial leverage factor. For more information on the participation, see the section entitled “Participation” in the applicable prospectus or the Basics of iPath Leveraged Exchange Traded Notes paper.

[2]

An automatic termination event occurred because the intraday indicative note value of the relevant series of iPath ETNs was less than or equal to the automatic termination level on the automatic termination date.

[3]	The automatic redemption value was determined in accordance with the procedures set forth in the prospectus relating to the relevant series of iPath ETNs, available at download.
[4]	Holders of the ETNs on the automatic redemption date will receive a payment equal to the automatic redemption value on the fifth business day following the automatic termination date.
[5]

The performance of the iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETNs (II) (the “VZZB ETNs”) is not equivalent to the hypothetical performance that would be achieved had the applicable iPath ETNs not been automatically redeemed. Because the leveraged exposure to the underlying index does not reset, investors who invest at a time other than inception of the VZZB ETNs will invest at a different “participation”—or value of the notional exposure per ETN to the performance of the underlying index relative to the value of each ETN—and therefore may have a different leverage ratio than the initial leverage factor. For more information on the participation, see the section entitled “Participation” in the applicable prospectus or the Basics of iPath Leveraged Exchange Traded Notes paper.

Selected Risk Considerations

An investment in the iPath ETNs (the “Securities”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. Capitalized terms used below but not defined herein shall have the meanings attributed to them in the applicable prospectus supplement and pricing supplement.

Credit of Barclays Bank PLC: The Securities are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification trade price fluctuations, uncertain principal repayment, and liquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in the Securities may not be suitable for all investors.

Restrictions on the Minimum Number of Securities and Date Restrictions for Redemptions: The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable pricing supplement. You may only redeem your Securities on an optional redemption date if we receive notice of the redemption from you by certain dates and times as set forth in the pricing supplement. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Market and Volatility Risk: For an investment in Securities (“iPath Long ETNs”) linked to a leveraged participation in the performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, the MSCI Emerging Markets Net Total Return Index, or the S&P 500® VIX Mid-Term Futures™ Total Return Index any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the ETNs at maturity or upon redemption. For an investment in Securities (“iPath Short ETNs”) linked to a leveraged participation in the inverse performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying Index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the Securities at maturity or upon redemption.

Leverage Risk: An investment in Securities linked to a leveraged participation in the performance (in the case of the iPath Long ETNs) or the inverse performance (in the case of the iPath Short ETNs) of the applicable underlying index is subject to risks associated with fluctuations, particularly a decrease (in the case of the iPath Long ETNs) or an increase (in the case of the iPath Short ETNs) in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

Automatic Redemption: If the level of the underlying index decreases (in the case of the iPath Long ETNs) or increases (in the case of the iPath Short ETNs) sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event (or for the iPath Long ETNs linked to the S&P 500 VIX Mid-Term Index, at the close of business on the automatic termination date). Therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase (in the case of the iPath Long ETNs) or decrease (in the case of the iPath Short ETNs) in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0.

Particular Risks Associated with the VIX Index: An investment in Securities linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR is subject to particular risks associated with fluctuations, particularly a decline, in the performance of the index. Because the performance of the index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of the index will depend on many factors including the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and, consequently, the level of the VIX Index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

You may lose some or all of your principal: The Securities are exposed to any decline in the level of the Index caused by any daily decrease in the level of the applicable index (in the case of iPath Long ETNs) or daily increase in the level of the Index (in the case of iPath Short ETNs). Additionally, if the level of the applicable index is insufficient to offset the negative effect of the daily financing charge and investor fee, you will lose some or all of your investment at maturity or upon redemption.

A trading market for the Securities may not develop: Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Therefore, the liquidity of the Securities may be limited.

No interest payments from the Securities: You will not receive any interest payments on the Securities.

Uncertain tax treatment: Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

END VZZ Automatic Termination Page

VZZB AUTOMATIC REDEMPTION PAGE

Index: S&P 500 VIX Mid-Term Futures™ Index TR

Exposure: Long Enhanced1

Certain iPath ETNs linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR, as indicated in the table below, will be automatically redeemed by the issuer, Barclays Bank PLC, at their automatic redemption value on the automatic redemption date.

The respective iPath ETN is being redeemed as the result of an automatic termination event occurring on the date listed below, when the intraday indicative note value was equal to or less than the applicable automatic termination level. Please see the relevant prospectus for additional information relating to automatic termination.

Ticker	Name	Automatic Termination Date[2]	Automatic Termination Level	Automatic Redemption Value[3]	Automatic Redemption Date[4]	Prospectus
VZZB	iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)	October 5, 2012	$10	$10	October 15, 2012	Download

Implications for Investors

Holders of the applicable iPath ETN on the automatic redemption date will receive a cash payment, per ETN, equal to the automatic redemption value.

For tax implications of purchasing replacement securities offering similar exposure, including the potential application of the wash sale rules, please consult a tax professional.

[1]

For the iPath Leveraged ETNs, “enhanced” refers to an initial leverage factor of 2 on the date of the ETN’s issuance and “extended” refers to an initial leverage factor of 3 on the date of the ETN’s issuance. Because the leveraged exposure to the underlying index does not reset, investors who invest at a time other than inception of the each respective iPath Leveraged ETN will invest at a different “participation”—or value of the notional exposure per ETN to the performance of the underlying index relative to the value of each ETN—and therefore may have a different leverage ratio than the initial leverage factor. For more information on the participation, see the section entitled “Participation” in the applicable prospectus or the Basics of iPath Leveraged Exchange Traded Notes paper.

[2]

An automatic termination event occurred because the intraday indicative note value of the relevant series of iPath ETNs was less than or equal to the automatic termination level on the automatic termination date.

[3]	The automatic redemption value was determined in accordance with the procedures set forth in the prospectus relating to the relevant series of iPath ETNs, available at download.
[4]	Holders of the ETNs on the automatic redemption date will receive a payment equal to the automatic redemption value on the fifth business day following the automatic termination date.

Selected Risk Considerations

An investment in the iPath ETNs (the “Securities”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. Capitalized terms used below but not defined herein shall have the meanings attributed to them in the applicable prospectus supplement and pricing supplement.

Credit of Barclays Bank PLC: The Securities are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification trade price fluctuations, uncertain principal repayment, and liquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in the Securities may not be suitable for all investors.

Restrictions on the Minimum Number of Securities and Date Restrictions for Redemptions: The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable pricing supplement. You may only redeem your Securities on an optional redemption date if we receive notice of the redemption from you by certain dates and times as set forth in the pricing supplement. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Market and Volatility Risk: For an investment in Securities (“iPath Long ETNs”) linked to a leveraged participation in the performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, the MSCI Emerging Markets Net Total Return Index, or the S&P 500® VIX Mid-Term Futures™ Total Return Index any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the ETNs at maturity or upon redemption. For an investment in Securities (“iPath Short ETNs”) linked to a leveraged participation in the inverse performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying Index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the Securities at maturity or upon redemption.

Leverage Risk: An investment in Securities linked to a leveraged participation in the performance (in the case of the iPath Long ETNs) or the inverse performance (in the case of the iPath Short ETNs) of the applicable underlying index is subject to risks associated with fluctuations, particularly a decrease (in the case of the iPath Long ETNs) or an increase (in the case of the iPath Short ETNs) in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

Automatic Redemption: If the level of the underlying index decreases (in the case of the iPath Long ETNs) or increases (in the case of the iPath Short ETNs) sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event (or for the iPath Long ETNs linked to the S&P 500 VIX Mid-Term Index, at the close of business on the automatic termination date). Therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase (in the case of the iPath Long ETNs) or decrease (in the case of the iPath Short ETNs) in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0.

Particular Risks Associated with the VIX Index: An investment in Securities linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR is subject to particular risks associated with fluctuations, particularly a decline, in the performance of the index. Because the performance of the index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of the index will depend on many factors including the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and, consequently, the level of the VIX Index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

You may lose some or all of your principal: The Securities are exposed to any decline in the level of the Index caused by any daily decrease in the level of the applicable index (in the case of iPath Long ETNs) or daily increase in the level of the Index (in the case of iPath Short ETNs). Additionally, if the level of the applicable index is insufficient to offset the negative effect of the daily financing charge and investor fee, you will lose some or all of your investment at maturity or upon redemption.

A trading market for the Securities may not develop: Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Therefore, the liquidity of the Securities may be limited.

No interest payments from the Securities: You will not receive any interest payments on the Securities.

Uncertain tax treatment: Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

END VZZB Automatic Redemption Page

CONTACT US

Home > Contact Us
Contact Us	[icon] Print this page

Have questions or comments about iPath? Please give us your feedback:	Related Resources [icon] ipathetn@blackrock.com [icon] (877) 764-7284

Your message: *
Would you like a reply? If you would like to receive a response, please enter your contact information:

First name:

Last name:

E-mail Address:

Phone number:

END CONTACT US

PRESS RELEASES

Home > Press Releases
Press Releases	[icon] Print this page

•	October 5, 2012

Barclays Bank PLC to Automatically Redeem the iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II).

•	September 21, 2012

Barclays Bank PLC Announces Reverse Split of iPath® S&P 500 VIX Short-Term FuturesTM Exchange Traded Notes.

•	September 13, 2012

Bank PLC to automatically redeem the iPath® Short Extended Russell 2000® TR Index ETN (ticker: RTSA).

•	September 7, 2012

Barclays Bank PLC to automatically redeem the iPath® Short Extended Russell 1000® TR Index ETN (ticker: ROSA).

•	September 7, 2012

Barclays Bank PLC to automatically redeem the iPath® Short Extended S&P 500® TR Index ETN (ticker: SFSA).

•	May 18, 2012

Barclays Issues Investor Guidance on iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM Exchange Traded Notes (Ticker: GAZ).

•	January 10, 2012

Barclays Adds Three Currency Exchange Traded Notes to iPath® Platform

•	September 19, 2011

Barclays launches additional series of Inverse iPath® Exchange Traded Notes—New ETNs offer investors a ‘short’ view on volatility of U.S. equity markets

•	September 12, 2011

Barclays to automatically redeem the iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN (ticker: IVO).

•	August 18, 2011

Barclays Expands Volatility Suite of iPath® Exchange Traded Notes—New ETN provides investors with access to a dynamic volatility strategy.

•	July 12, 2011

Barclays Expands Suite of iPath® Exchange Traded Notes Linked to US Treasury Futures Indices—Two new ETNs allow investors to express views on the US Treasury yield curve.

•	July 11, 2011

Barclays launches additional series of Leveraged iPath Exchange Traded Notes—New ETN provides investors with leveraged returns on medium-term volatility index

•	July 1, 2011

Barclays Bank PLC to automatically redeem the iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (ticker: VZZ)

•	April 21, 2011

Barclays Launches New iPath® Commodity Exchange Traded Notes

•	January 14, 2011

Barclays Launches Additional Series of Exchange Traded Notes Linked Inversely to a Volatility Index.

•	November 30, 2010

Barclays Launches Leveraged iPath® Exchange Traded Notes.

•	October 26, 2010

Barclays Announces Reverse Split of iPath® S&P 500 VIX Short-Term Futures™ Exchange Traded Notes

•	August 10, 2010

Barclays Launches Eight New iPath® Exchange Traded Notes Linked to US Treasury Futures Indices—New iPath® ETNs allow investors to express views on the shape of the US Treasury yield curve

•	March 8, 2010

Closing Indicative Value of the iPath® S&P 500 VIX Short-Term Futures™ Exchange Traded Notes Is Below $25; No Reverse Split Planned Currently, But May Be Considered in the Future

•	December 10, 2009

Barclays Suspends Further Sales and Issuance of iPath® MSCI India IndexSM ETN

•	October 15, 2009

Barclays Temporarily Suspends Further Sales and Issuance of iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN

•	August 21, 2009

Barclays Temporarily Suspends Further Issuance of iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN

•	January 30, 2009

Barclays Launches Two New iPath® Exchange Traded Notes Linked to the S&P 500 VIX Futures Indices

•	December 17, 2008

Barclays Announces Benchmark Change to Three iPath Currency ETNs

•	October 14, 2008

Barclays Announces Updated Information on Capital, Dividend and Current Trading.

•	October 2, 2008

iPath® CBOE S&P 500 BuyWrite IndexSM ETN Scheduled to Move to NYSE Arca

•	June 25, 2008

Barclays Launches First Exchange Traded Note Linked to Carbon

•	March 28, 2008

Barclays Launches iPath® Exchange Traded Note Linked to Barclays Intelligent Carry Index™

•	January 15, 2008

iPath® MSCI India IndexSM ETN Important Notice re: INP 01/15/08

•	December 17, 2007

Barclays iPath® Exchange Traded Notes Scheduled to Move to NYSE Arca

•	December 10, 2007

IRS Ruling Provides Clarity to Investors in Barclays iPath® Currency Exchange Traded Notes

See related FAQs

•	November 5, 2007

iPath® MSCI India IndexSM ETN Important Notice re: INP 11/05/07

•	October 26, 2007

iPath® MSCI India IndexSM ETN Important Notice re: INP 10/26/07

•	October 1, 2007

Barclays iPath® ETNs Move from Weekly to Daily Redemption

•	September 20, 2007

Barclays iPath® ETNs attract more than $3 billion in market capitalization

•	December 20, 2006

Barclays iPath® ETNs attract more than $1 billion in market capitalization in just over six months

•	August 16, 2006

Barclays Launches iPath® Exchange Traded Note Linked to Goldman Sachs Crude Oil Total Return Index

•	June 7, 2006

Robert E. Diamond, Jr., President, Barclays PLC to Ring NYSE Opening Bell

Launch of First iPath® Exchange Traded Notes on NYSE.

First Day of Barclays Classic - PGA TOUR Event.

20th Anniversary of Barclays listing on NYSE.

END PRESS RELEASES

PRIVACY POLICY

Home > Privacy Policy
Privacy Policy	[icon] Print this page

Effective date: May 10, 2006

INTRODUCTION

This Privacy Policy applies to information that visitors transmit to Barclays Bank PLC and/or its affiliates (together, “BBPLC”) through this iPath ETN website (the “Site”).

BBPLC is committed to your privacy. This Privacy Policy is designed to inform you of what information we collect from you on this Site and how we and our affiliates handle that information.

To put it simply: We will not sell non-public, personal information we collect about you on this Site to anyone. We will store the information using generally accepted encryption and data-storage technology. And we will give you the ability to opt out of our using the information to send you separate online marketing and advertising.

Please direct any questions to ipathetn@blackrock.com or call 1-877-764-7284.

US ONLY

This Privacy Policy explains the Site’s processing and storage practices in the United States for personal information transmitted through the Site. Visitors subject to the jurisdiction of other countries must not submit information through this Site, and by doing so waive any and all liability BBPLC may have to them in connection with such information. By browsing the Site and communicating electronically with us, Site visitors acknowledge that we are processing and storing their personal information in the United States under US privacy standards.

WHAT WE COLLECT AND WHEN

Personally Identifiable Information

When you opt-in with the Site we collect your name, company address, email address, telephone number, and additional contact information. We also ask whether you are an individual or a financial professional and for related information.

When you send email through the Site, we collect your email address, as well as any additional information you include in the message.

When you’re navigating the Site we record your IP address.

We consider each of the above pieces of information to be “Personally Identifiable Information” because it is individually identifiable information about you.

Other Information Associable with You

When you answer our online surveys we collect your responses.

When you’re navigating the Site we log various information to help manage and improve our Site, services, and marketing, in general, and for you in particular. For example, we identify items such as domains and browser types to understand how our Site is used and to report these statistics in the aggregate to the vendors that manage the technology of our website.

Cookies, etc.

Like many websites, we use cookies, 1-pixel gifs (spotlight tags), JavaScript code, and other standard web technology to collect information for our own use.

A cookie is a small data file that we transfer to your computer’s hard disk for record-keeping purposes. You can instruct your browser, by editing its options, to stop accepting cookies or to prompt you before accepting a cookie and to permit you to refuse it. In most cases you can refuse a cookie and still navigate our Site, though it may disable some features. Check with the maker of your browser for more information about how to control cookies.

Cookies make it easier for you to use the site and for us to offer opt-in and opt-out opportunities, and they enable us to follow your navigation through the site and customize it to your interests. They allow us to remember your identity and preferences so we can display content appropriate for you and your interests.

These technologies also help manage our online marketing. Third parties advertisers, who host web sites where we advertise, use (and are contractually obligated to disclose their use of) 1-pixel or transparent GIF files (“spotlight” technology) on their own and other third party websites. These GIF files are provided by our ad management partner. These files enable our ad management partner to recognize a unique cookie on your web browser, which in turn enables us to learn which advertisements bring users to our website. The cookie was placed by us or by another advertiser who works with our ad management partner. Our ad management partner uses your IP address in conjunction with these technologies but does not collect your name, address, telephone number, or email address. Please contact us at the email or phone number below for more information about our ad management partner, including information about how to opt out of these technologies.

Although we contract with third parties to manage the use of these technologies, the information is only used to help manage our own marketing materials and our own websites. The third parties are obligated by contract to keep the information confidential and are prohibited from using it for any other purpose.

HOW WE USE YOUR PERSONALLY IDENTIFIABLE INFORMATION

We use your personally identifiable information (and at times other information we collect) to authenticate your visits; to send you email notifications and product fact sheets; so you can participate in conferences or events; so we can respond to email inquiries and questions to our call center; and to help us better market and provide our and our affiliates’ products and services. We also use the information to manage and improve our Site content and notify you about changes or improvements to our Site.

Unless you have opted out of receiving marketing information, we use your personal information to customize and deliver that information to you.

We also enhance or merge personal information with data from third parties in order to better market our products and services and serve your needs.

We use the search terms you enter to help us refine our search functionality and to improve how we appear on external search engines such as Google and Yahoo!.

LIMITED DISCLOSURE OF YOUR PERSONAL INFORMATION TO THIRD PARTIES

We do share non-public, personally identifiable information with our affiliates. We only disclose non-public, personally identifiable information to unaffiliated third parties as follows.

To advertising and marketing agencies to help sell and market our own products and services. To technology and other service providers (such as those that provide portfolio tools) to provide technology and services to us. To vendors that help us fulfill requests to deliver product information, publications, or reference materials or that facilitate use of third party tools provided by or through our Site.

The above unaffiliated third parties are all contractually obligated to keep the information confidential and to not use the information for any purpose other than providing services to us and to you under our direction.

We also disclose such information as permitted or required by law or as required by subpoena, search warrant or other legal process.

As our business evolves, we may sell, transfer, or otherwise share some or all of our assets, including information provided by you, in connection with a merger, reorganization, or sale of some or all of our assets, or in the event of bankruptcy. In any such event, personally identifiable and other information may be one of the assets transferred.

CHOICE

Opting out

You can opt out of our using non-public, personally identifiable information we collect on the Site to send you separate online marketing and advertising materials by contacting us at the below phone number or email, or clicking on an “unsubscribe” link in our marketing emails.

Reviewing your information and requesting changes to your Profile

Please direct inquiries about the accuracy of information previously submitted through the Site, or requests to update information, to: ipathetn@blackrock.com or call 1-877-764-7284. We are not responsible for outdated information or for verifying any personal information submitted.

MORE ON PRIVACY

Children’s online privacy protection

We understand the importance of protecting children’s privacy, especially in an online environment. The Site is not designed for or directed at children. It is our policy not to knowingly collect or maintain information about anyone under the age of 13.

Links to third party sites

The Site contains links to third party websites. We assume no responsibility for the information practices of those websites. We encourage visitors to review each site’s privacy policy before disclosing any personal information on that site.

Phishing

We do not and will not, at any time, request personal information in a non-secure or unsolicited e-mail or telephone communication. Identity theft and the practice currently known as “phishing” are of great concern to us. Safeguarding information to help protect your from identity theft is our priority. For more information about phishing, visit the Federal Trade Commission at http://www.ftc.gov/bcp/edu/pubs/consumer/alerts/alt127.shtm.

Security

The Site uses generally accepted standards of technology and operational security to protect personal information. Personal information received through the Site is encrypted.

CHANGES TO THIS POLICY

This Privacy Policy may be updated from time to time as our services change and grow. We will indicate any such changes at the privacy link at the bottom of our home page, and your continued use of the Site will signify your acknowledgement of any new terms. The most current version of the Privacy Policy can be found by visiting the privacy link at Privacy Policy.

CONTACT

We welcome inquiries or comments about our Privacy Policy and any queries or concerns about iPath at ipathetn@blackrock.com or call 1-877-764-7284.

END PRIVACY POLICY

TERMS OF USE

Home > Terms of Use
Terms of Use	[icon] Print this page

Global Internet Disclaimer

This website is for the user’s personal use. The user may not sell, copy, publish, distribute, transfer, modify, display, reproduce, and/or create any derivative works from the information or software on this site. The user also may not redeliver any of the pages, text, images, or content of this site using “framing” or similar technology.

The contents of this site, including text, graphics, links and/or other items, have been prepared based upon sources, materials, and systems believed to be reliable and accurate, and are provided to you on an “as is” and “as available” basis. Barclays Bank PLC, its affiliates and its data providers make no representations, and disclaim all expressed, implied and statutory warranties of any kind to the user or any third party, including, but not limited to, representations, and warranties regarding accuracy, timeliness, completeness, merchantability, fitness for any particular purpose, non-infringement of third party rights, and/or freedom from computer viruses. BBPLC and its data providers assume no responsibility for the consequences of any errors or omissions.

The user agrees that, as a condition of continued receipt of the information provided herewith, the user shall not create, sponsor or permit the trading on the user’s exchange facilities, if applicable, of financial instruments or investment products (including, without limitation, derivatives, structured products, investment funds, exchange-traded funds or derivatives based on exchange-traded funds (e.g., options on ETFs or futures on ETFs)) where the price, return and/or performance of such instrument or product is based on, related to, or intended to track, an index or financial instrument or investment product (e.g., an exchange-traded fund) linked to such index, without a separate written agreement with the index provider.

IMPORTANT iPATH EXCHANGE TRADED NOTES DISCLUSURE

Selected Risk Considerations

An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Investments, LLC, assists in the promotion of the iPath ETNs.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Opco, LLC (“Dow Jones Opco”), a subsidiary of S&P Dow Jones Indices LLC, and UBS Securities LLC (“UBS”), and have been licensed for use by Barclays Bank PLC. “Dow Jones®,” “DJ,” “UBS”, “Dow Jones-UBS Commodity IndexSM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM”, “Dow Jones-UBS Tin Subindex Total ReturnSM” and “DJ-UBSCISM”, are service and/or trademarks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC. The ETNs based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective subsidiaries or affiliates, and none of Dow Jones, UBS, UBS AG, Dow Jones Opco or any of their respective affiliates, makes any representation or warranty, express or implied, to the owners of or counterparts to the ETNs based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the ETNs based on any of the indices particularly.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P. S&P does not make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®”, “S&P 500®”, “S&P®” and “S&P 500® Total Return”, are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®” and “Buywrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance.

“Standard & Poor’s®”, “S&P 500®” and “S&P®” are registered trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). Standard & Poor’s®, S&P 500®, S&P® and S&P 500® Total Return are registered trademarks of S&P and have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. The S&P 500® Total Return (the “Index”) is a product of S&P Dow Jones Indices LLC, and has been licensed for use by Barclays Bank PLC. S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the index to track market performance

“Standard & Poor’s®”, “S&P 500®”, “S&P®”, “S&P 500® Total Return”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™” and “S&P 500® Dynamic VIX Futures™” are trademarks of Standard & Poor’s Financial Services, LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates and sublicensed for certain purposes by Barclays Bank PLC. “CBOE®”, “VIX®” and “BuyWrite” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”) and have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Barclays Bank PLC. This document is not sponsored, endorsed, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or any of their respective subsidiaries or affiliates (collectively, “S&P Dow Jones Indices”) or by CBOE. S&P Dow Jones Indices and CBOE make no representation, condition or warranty, express or implied, to the owners of the ETNs or to any member of the public regarding the advisability of investing in securities generally or in the ETNs or in the ability of the indices to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the ETNs.

Each of the Barclays commodities indices referenced herein is a trademark of Barclays Bank PLC.

“Barclays US Treasury 2Y/10Y Yield Curve IndexTM”, “Barclays 2Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 5Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays 10Y US Treasury Futures Targeted Exposure IndexTM” and “Barclays Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Optimized Currency Carry IndexTM” and the “USD Optimized Currency Carry IndexTM” are trademarks of Barclays Bank PLC.

“Barclays Global Carbon IndexTM” and “Barclays Global Carbon Index Total ReturnTM” are trademarks of Barclays Bank PLC.

“Barclays Global Emerging Markets Strategy (GEMS) Asia 8 IndexTM”, “Barclays Global Emerging Markets Strategy (GEMS) Pegged Currency IndexTM” and “Barclays Global Emerging Markets Strategy (GEMS) IndexTM” are trademarks of Barclays Bank PLC.

© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

—  Not FDIC insured  —  No bank guarantee  —  May lose value

Privacy Policy

Please see our privacy policy.

Downloading and Ownership of Other Material

Internet software or transmission problems may produce inaccurate or incomplete copies of information and materials that may be downloaded and displayed on a user’s computer. Barclays Bank PLC and its affiliates are not liable for any damages, changes, or omissions that occur during transmission of information and materials.

The contents of this site are not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. Barclays Bank PLC, its affiliates and data providers make no representations that the contents are appropriate for use in all locations, or that the transactions, securities, products, instruments, or services discussed on this site are available or appropriate for sale or use in all jurisdictions or countries, or by all investors or counterparties. All persons and entities accessing this site do so on their own initiative and are responsible for compliance with applicable local laws and regulations.

IN NO EVENT SHALL BARCLAYS BANK PLC, ITS AFFILIATES OR DATA PROVIDERS BE LIABLE FOR ANY DAMAGES, INCLUDING WITHOUT LIMITATION DIRECT OR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES ARISING IN CONNECTION WITH THIS SITE OR THE USE THEREOF OR INABILITY TO USE BY ANY PARTY, OR IN CONNECTION WITH ANY FAILURE OF PERFORMANCE, ERROR, OMISSION, INTERRUPTION, DEFECT, DELAY IN OPERATION OR TRANSMISSION, COMPUTER VIRUS, OR LINE OR SYSTEM FAILURE, EVEN IF BBPLC, OR ANY OF ITS AFFILIATES, PROVIDERS OR ANY REPRESENTATIVES THEREOF, ARE ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, LOSSES, OR EXPENSES. USE OF HYPERLINKS TO OTHER INTERNET RESOURCES IS AT YOUR OWN RISK.

END TERMS OF USE

GLOSSARY

Home > Glossary
Glossary	[icon] Print this page

A | B | C | D | E | F | G | H | I | J | K | L | M | N | O | P | Q | R | S | T | U | V | W | X | Y | Z

Arbitrage

The attempt to profit from the difference in prices of identical or similar financial instruments by the simultaneous purchase and sale of both instruments.

Automatic Redemption Value

The value at which the issuer pays the holder of an ETN subsequent to an automatic termination event. For the iPath volatility leveraged ETNs, the automatic redemption value is calculated upon market close. For the domestic and international equity iPath leveraged ETNs, the automatic redemption value is calculated as soon as practicable following the occurrence of an automatic termination event.

Automatic Termination Event

The event where an ETN is fully redeemed by the issuer, typically caused when the intraday indicative value of the ETN falls below a certain pre-determined threshold.

Automatic Termination Level

For certain iPath ETNs, a pre-determined dollar intraday indicative value for the ETN that, if crossed, causes an automatic termination event of the ETNs.

Backwardation

When the prices of futures contracts with distant delivery months are lower than prices of futures contracts with nearer delivery months, the futures curve is said to be in “backwardation”.

Barclays Bank PLC

Barclays is a major global financial services provider engaged in retail banking, credit cards, corporate and investment banking, and wealth management with an extensive international presence in Europe, the Americas, Africa and Asia. Barclays Bank PLC is the issuer of iPath ETNs.

Barclays Capital Inc.

Barclays Capital Inc. acts as the issuer’s agent in connection with the distribution of iPath ETNs. Barclays Capital Inc. is an affiliate of Barclays Bank PLC and is a registered US broker-dealer regulated by the SEC and FINRA.

“Bear” ETNs

iPath ETNs in which the payment at maturity is linked to the inverse performance of the underlying index.

BlackRock Investments, LLC

A broker-dealer affiliate of BlackRock, Inc., responsible for promoting iPath ETNs and other services.

Borrow Rate

A cost that applies in the case of certain leveraged iPath ETNs, in particular those linked inversely to the performance of equity indices, that is intended to incorporate the cost of borrowing the underlying equity securities that are notionally borrowed and sold ‘short’.

“Bull” ETNs

iPath ETNs in which the payment at maturity is linked to the positive performance of the underlying index.

Buy-Write Strategy

Sometimes referred to as a “covered call,” the strategy entails buying a stock or a basket of stocks and then “writing” or selling call options.

Call Feature

A call feature, also known as an “issuer redemption” feature, provides the issuer with the option, at its sole discretion, to redeem all outstanding ETNs of a particular series. The issuer must typically provide a minimum of 10 days notice to all holders of the ETN. A holder will receive a cash payment in dollars per ETN in an amount equal to the closing indicative note value on the applicable valuation date.

Carbon-Related Credit Plan

Established by the Kyoto Protocol in 1997 or as otherwise specified in the applicable prospectus, carbon-related credit plans were established to help lower greenhouse gas emissions. The largest and most liquid market is the European Union Emission Trading Scheme (EU ETS).

Carry Strategy

In the context of currencies, a carry strategy aims to capture returns from the trend that currencies associated with higher interest rates tend to have positive relative returns when compared to currencies associated with lower interest rates.

Cheapest to Deliver (CTD) Bond

The least expensive bond that can be delivered upon the expiration of a US Treasury futures contract. When investing in US Treasury futures, the CTD bond tends to be the primary driver of the price of the futures contract.

Closed to Further Issuances

When an ETN is no longer creating new issuances to be made available to investors. An ETN closed to further issuances can share characteristics with other closed products such as closed-end funds; in particular there is an increased risk that the issuance trades on exchange at a premium to the redemption value.

Closing Indicative Note Value (CINV)

A closing indicative note value for each iPath ETN will be published on each valuation date under the applicable ticker symbol.

Contango

When the prices of futures contracts with distant delivery months are higher than prices of futures contracts with nearer delivery months, the futures curve is said to be in “contango”.

Credit Rating

Published by third party financial analysis companies, a credit rating reflects the opinion on a company’s ability to meet its debt obligations.

Daily Indicative Value

The daily indicative value is meant to approximate the economic value of each iPath ETN and is calculated and published at the end of each trading day on www.iPathETN.com. Also called a “Closing Indicative Note Value” for certain iPath ETNs.

Discount

The amount that the market price of the exchange-traded note on the exchange trades below its intraday indicative value.

Duration

Usually expressed in number of years, duration is most commonly utilized to calculate the sensitivity of a bond’s price to a change in yield. The higher the duration, the more sensitive a bond’s price is to a change in yields and the more risk involved with investing in that bond.

Exchange Traded Note (ETN)

ETNs are senior, unsecured debt securities, typically issued by large financial institutions, that are listed on an exchange. ETNs provide holders with a return linked to certain indices or strategies, and provide investors with the right to receive an early redemption payment on demand, subject to a minimum redemption size. They offer no principal protection and have a maturity date.

Exchange Traded Product (ETP)

ETPs is an all-encompassing term covering products purchased and sold daily on an exchange that are not traditional in nature (traditional products include cash equities, futures, and options). There are a variety of ETP structures - including grantor trusts, partnerships, notes, mutual funds and commodity pools - which can result in different tax and regulatory implications for investors.

Financing Level

An amount that applies in the case of certain iPath ETNs, in particular those linked to a leveraged performance in the underlying Index. The Financing Level is intended to reflect a cash amount notionally borrowed by investors in the ETN in order to leverage exposure in the underlying index.

Financing Rate

A cost that applies in the case of iPath ETNs that are leveraged. The Financing Rate is intended to reflect the costs of borrowing additional cash that is notionally borrowed to purchase components of the underlying index. The Financing Rate is typically linked to a market interest rate such as 3-month LIBOR, plus an additional spread.

Flattener

A flattening yield curve indicates that the difference between the yields of longer and shorter dated maturity bonds is narrowing. A flattener strategy seeks to take advantage of this market environment to generate returns.

Forward Contract

An agreement between two parties, one of whom undertakes to purchase from or sell to the other, on a specified future date, a specified quantity of a specified asset at a specified location in exchange for a specified purchase price. Forward contracts are traded over the counter - usually the subject of negotiation between the parties involved and generally not subject to regulatory requirements. Counterparties may require collateral.

Futures Contract

A futures contract is a standardized forward contract traded on an exchange. Futures are subject to the regulations of the exchange on which they trade, and the exchange sets the terms of a futures contract - there is no negotiation between two parties other than the price and the number of contracts traded. Futures contracts are customarily bought and sold on margins that represent a percentage of the purchase price of the asset underlying the contract being traded.

Futures Execution Cost

For certain iPath ETNs, a cost that is deducted from the value of the ETNs that is intended to approximate the brokerage and execution costs in maintaining a rolling position in the futures contracts underlying the index.

G-10 Currencies

The G-10 currencies include the U.S. dollar, the Euro, the Japanese Yen, the Canadian dollar, the Swiss Franc, the British Pound Sterling, the Australian Dollar, the New Zealand Dollar, the Norwegian Krone and the Swedish Krona.

Index Multiplier

The effect of an index multiplier is to adjust the rate at which the value of the ETN changes in response to change in the underlying index level.

Intelligent Carry Index (ICI)

A Barclays Capital index which adopts an innovative strategy that seeks to enable investors to capture returns from foreign currency markets utilizing an “Intelligent Carry Strategy”. The Intelligent Carry Strategy seeks to capture the returns available from the “carry trade” while also controlling for volatility.

Intraday Indicative Value

The intraday indicative value of an ETN provides a guide to the intrinsic economic value of the ETN based on the intraday level of the index to which that ETN is linked. The intraday indicative values of each ETN is typically published under a given ticker symbol every fifteen seconds during market hours.

Inversely linked iPath ETNs

Inverse iPath ETNs are inversely linked to the returns on a “long” position in relation to their respective index. No leverage is involved, and these ETNs seek to avoid any path dependency issues that might arise with periodic resets. An index-linked security shows “path dependency” if its value on any given day cannot be derived from the current and initial values of the underlying index, but instead is dependent on the historical “path” that the index has taken over the calculation period.

iPath

The exchange-traded note brand issued by Barclays Bank PLC and promoted by BlackRock Investments, LLC. iPath ETNs were the first ETNs launched in the U.S.

Issuer Redemption

An issuer redemption, also known as a “call feature”, provides the issuer with the option, at its sole discretion, to redeem all outstanding ETNs of a particular series. The issuer must typically provide a minimum of 10 days notice to all holders of the ETN. A holder will receive a cash payment in dollars per ETN in an amount equal to the closing indicative note value on the applicable valuation date.

Lead Market Maker (LMM)

A broker-dealer that has defined obligations and accepts a certain level of risk to hold shares of a security in order to conduct trading within the security. Lead Market Makers must maintain continuous buy/sell price quotes for the security and meet certain exchange requirements.

Long Bond

US Treasury notes maturing in 15 years or longer.

Long Enhanced

The standardized naming convention of iPath ETNs 2 times leveraged against the underlying index if the ETN is held from inception to maturity.

Long Extended

The standardized naming convention of iPath ETNs 3 times leveraged against the underlying index if the ETN is held from inception to maturity.

Long Index Amount

For iPath ETNs linked to a leveraged return in the underlying index, the notional exposure to the underlying index can be calculated as the economic value of the ETN plus the notional cash borrowed “on margin” per ETN. Long Index Amount = Closing Indicative Note Value + Financing Level

Maturity Date

The date at which an ETN is set to become due and be fully redeemed by the issuer.

Non-Parallel Yield Curve Shift

A change in the yield curve where the yields for bonds with differing maturity dates change evenly (parallel shift) or unevenly (non-parallel shift).

No-reset

A phrase utilized when referring to leveraged ETPs that do not reset their leverage amount on a pre-determined schedule. The most common form of leveraged reset ETPs are daily resetting funds and notes, although less frequent schedules (such as monthly) are also available.

Option Premiums

Money earned from the deemed sale of a succession of one-month, at-the-money call options on a particular index.

Parallel Yield Curve Shift

A change in the yield curve where the yields for bonds with differing maturity dates change evenly (parallel shift) or unevenly (non-parallel shift).

Participation

Published for certain iPath ETNs, the participation provides a ratio between the current economic value of an ETN (as represented by the Intraday Indicative Value) and the notional exposure per ETN to the underlying index to which that ETN is linked. Intended to provide investors with an indication of leverage at any given point in time. Participation = Intraday Long (or Short) Index Amount / Intraday Indicative Note Value

Premium

The amount that the market price of the exchange-traded note on the exchange trades above its intraday indicative value.

Pre-paid Forward

A type of derivative instrument where two parties agree to a pre-determined price for future delivery of a commodity or other financial instrument.

Redemption Charge

For certain iPath ETNs, a one-time-charge that is paid to exercise the holder’s right to redeem the ETNs before their maturity date. The redemption charge may approximate brokerage and other charges that are associated with unwinding the position in the ETN.

Redemption Order

Any holder of the ETNs may, subject to a certain minimum size, enter a redemption order for those ETNs with the issuer. Subject to the relevant conditions in the prospectus, a redemption order will result in a payment in U.S. dollars per ETN equal to the closing indicative note value of the ETNs on the relevant valuation date, while the ETNs are returned to the issuer.

Reverse Split

A reverse split is a decrease in the number of outstanding ETNs without any changes in the total amount of ETNs outstanding. Each outstanding ETN is worth more as a result of a reverse split.

Roll Cost

For certain iPath ETNs, a cost that is deducted from the value of the ETNs that is intended to approximate the brokerage and execution costs in maintaining a rolling position in the futures contracts underlying the index.

Roll Yield

In the context of investment strategies in the futures markets, “roll yield” is commonly used to describe the returns that occur over and above the changes in the spot returns. For example, a futures curve that remains in contango will generate negative roll yield, while a futures curve that remains in backwardation will generate positive roll yield.

Senior, Unsecured Debt Securities

Debt that assumes priority over other debt securities distributed by an issuer. However, the debt is not backed by a promise of collateral or underlying asset. iPath ETNs are senior, unsecured debt obligations of Barclays Bank PLC.

Short Enhanced

The standardized naming convention of iPath ETNs 2 times inversely linked to their underlying index if the ETN is held from inception to maturity.

Short Extended

The standardized naming convention of iPath ETNs 3 times inversely linked to their underlying index if the ETN is held from inception to maturity.

Short Index Amount

Represents the cost of the cash that investors in a 2 or 3 times inversely linked iPath ETN would borrow “on margin” to gain the intended exposure.

Split

A split is an increase in the number of outstanding ETNs without any change in the total amount of ETNs outstanding. Each outstanding ETN is worth less as a result of a split.

Spot price

The prevalent market price for the immediate delivery of an asset (such as a barrel of crude oil) for a payment in cash.

Steepener

A steepening yield curve indicates that the difference between the yields available for longer dated bonds and shorter dated bonds is widening. A steepener strategy seeks to take advantage of this market environment to generate returns.

Tenor Indices

In the context of a range of futures contracts linked to the same underlying commodity but with varying maturity dates, Tenor Indices are a series of indices that represent holding and rolling a futures contract of a single “tenor” such as, for example, always holding the futures contract that has 12 months to expiry and rolling into the next available futures contract when that next futures contract is closest to 12 months.

Treasury Bill (T-Bill) Amount

In the context of certain iPath ETNs, the Treasury Bill (T-Bill) Amount represents a notional cash amount on which the ETN investor will earn an interest rate. For example: in iPath ETNs that are linked inversely to the performance of an equity index, the T-Bill Amount conceptually represents the cash collateral that would be deposited in a margin account plus proceeds from short sales of equity securities underlying the index, in order to gain the intended exposure. The T-Bill Amount is equal to the intrinsic value of the ETN, plus the notional value of shares sold short: T-Bill Amount = Closing Indicative Note Value + Short Index Amount

Valuation Date

The date on which the closing indicative value of an ETN is determined for purposes of redemption or maturity.

VIX Index

The Chicago Board Options Exchange Market Volatility Index® (VIX®), is a key measure of market expectations of near-term volatility conveyed by S&P 500 stock index option prices. Since its introduction in 1993, VIX has been considered by many to be the world’s premier barometer of investor sentiment regarding future market volatility.

Yearly Fee

The “yearly fee” is an annual fee that is calculated daily (yearly fee / 365) and deducted daily from the holdings within an ETN.

Yield Curve

A yield curve plots the relationship between yield and maturity for bonds. Generally speaking, a normal yield curve is upward sloping due to the need for increased yield to compensate for moving further out in maturity.

END GLOSSARY

HELP US IMPROVE THIS SITE

Help us improve this site

1000 characters remaining

Rate your experience on this site:

Very DissatisfiedVery Satisfied

Product Data

Content

Overall

Please tell us which best describes you

What is your purpose of visiting this site?

How easy was it to complete your task? Difficult      Easy

Privacy Policy

-

Effective date: May 10, 2006

INTRODUCTION

This Privacy Policy applies to information that visitors transmit to Barclays Bank PLC and/or its affiliates (together, “BBPLC”) through this iPath ETN website (the “Site”).

BBPLC is committed to your privacy. This Privacy Policy is designed to inform you of what information we collect from you on this Site and how we and our affiliates handle that information.

To put it simply: We will not sell non-public, personal information we collect about you on this Site to anyone. We will store the information using generally accepted encryption and data-storage technology. And we will give you the ability to opt out of our using the information to send you separate online marketing and advertising.

Please direct any questions to ipathetn@blackrock.com or call 1-877-764-7284.

US ONLY

This Privacy Policy explains the Site’s processing and storage practices in the United States for personal information transmitted through the Site. Visitors subject to the jurisdiction of other countries must not submit information through this Site, and by doing so waive any and all liability BBPLC may have to them in connection with such information. By browsing the Site and communicating electronically with us, Site visitors acknowledge that we are processing and storing their personal information in the United States under US privacy standards.

WHAT WE COLLECT AND WHEN

Personally Identifiable Information

When you opt-in with the Site we collect your name, company address, email address, telephone number, and additional contact information. We also ask whether you are an individual or a financial professional and for related information.

When you send email through the Site, we collect your email address, as well as any additional information you include in the message.

When you’re navigating the Site we record your IP address.

We consider each of the above pieces of information to be “Personally Identifiable Information” because it is individually identifiable information about you.

Other Information Associable with You

When you answer our online surveys we collect your responses.

When you’re navigating the Site we log various information to help manage and improve our Site, services, and marketing, in general, and for you in particular. For example, we identify items such as domains and browser types to understand how our Site is used and to report these statistics in the aggregate to the vendors that manage the technology of our website.

Cookies, etc.

Like many websites, we use cookies, 1-pixel gifs (spotlight tags), JavaScript code, and other standard web technology to collect information for our own use.

A cookie is a small data file that we transfer to your computer’s hard disk for record-keeping purposes. You can instruct your browser, by editing its options, to stop accepting cookies or to prompt you before accepting a cookie and to permit you to refuse it. In most cases you can refuse a cookie and still navigate our Site, though it may disable some features. Check with the maker of your browser for more information about how to control cookies.

Cookies make it easier for you to use the site and for us to offer opt-in and opt-out opportunities, and they enable us to follow your navigation through the site and customize it to your interests. They allow us to remember your identity and preferences so we can display content appropriate for you and your interests.

These technologies also help manage our online marketing. Third parties advertisers, who host web sites where we advertise, use (and are contractually obligated to disclose their use of) 1-pixel or transparent GIF files (“spotlight” technology) on their own and other third party websites. These GIF files are provided by our ad management partner. These files enable our ad management partner to recognize a unique cookie on your web browser, which in turn enables us to learn which advertisements bring users to our website. The cookie was placed by us or by another advertiser who works with our ad management partner. Our ad management partner uses your IP address in conjunction with these technologies but does not collect your name, address, telephone number, or email address. Please contact us at the email or phone number below for more information about our ad management partner, including information about how to opt out of these technologies.

Although we contract with third parties to manage the use of these technologies, the information is only used to help manage our own marketing materials and our own websites. The third parties are obligated by contract to keep the information confidential and are prohibited from using it for any other purpose.

HOW WE USE YOUR PERSONALLY IDENTIFIABLE INFORMATION

We use your personally identifiable information (and at times other information we collect) to authenticate your visits; to send you email notifications and product fact sheets; so you can participate in conferences or events; so we can respond to email inquiries and questions to our call center; and to help us better market and provide our and our affiliates’ products and services. We also use the information to manage and improve our Site content and notify you about changes or improvements to our Site.

Unless you have opted out of receiving marketing information, we use your personal information to customize and deliver that information to you.

We also enhance or merge personal information with data from third parties in order to better market our products and services and serve your needs.

We use the search terms you enter to help us refine our search functionality and to improve how we appear on external search engines such as Google and Yahoo!.

LIMITED DISCLOSURE OF YOUR PERSONAL INFORMATION TO THIRD PARTIES

We do share non-public, personally identifiable information with our affiliates. We only disclose non-public, personally identifiable information to unaffiliated third parties as follows.

To advertising and marketing agencies to help sell and market our own products and services. To technology and other service providers (such as those that provide portfolio tools) to provide technology and services to us. To vendors that help us fulfill requests to deliver product information, publications, or reference materials or that facilitate use of third party tools provided by or through our Site.

The above unaffiliated third parties are all contractually obligated to keep the information confidential and to not use the information for any purpose other than providing services to us and to you under our direction.

We also disclose such information as permitted or required by law or as required by subpoena, search warrant or other legal process.

As our business evolves, we may sell, transfer, or otherwise share some or all of our assets, including information provided by you, in connection with a merger, reorganization, or sale of some or all of our assets, or in the event of bankruptcy. In any such event, personally identifiable and other information may be one of the assets transferred.

CHOICE

Opting out

You can opt out of our using non-public, personally identifiable information we collect on the Site to send you separate online marketing and advertising materials by contacting us at the below phone number or email, or clicking on an “unsubscribe” link in our marketing emails.

Reviewing your information and requesting changes to your Profile

Please direct inquiries about the accuracy of information previously submitted through the Site, or requests to update information, to: ipathetn@blackrock.com or call 1-877-764-7284. We are not responsible for outdated information or for verifying any personal information submitted.

MORE ON PRIVACY

Children’s online privacy protection

We understand the importance of protecting children’s privacy, especially in an online environment. The Site is not designed for or directed at children. It is our policy not to knowingly collect or maintain information about anyone under the age of 13.

Links to third party sites

The Site contains links to third party websites. We assume no responsibility for the information practices of those websites. We encourage visitors to review each site’s privacy policy before disclosing any personal information on that site.

Phishing

We do not and will not, at any time, request personal information in a non-secure or unsolicited e-mail or telephone communication. Identity theft and the practice currently known as “phishing” are of great concern to us. Safeguarding information to help protect your from identity theft is our priority. For more information about phishing, visit the Federal Trade Commission at http://www.ftc.gov/bcp/edu/pubs/consumer/alerts/alt127.shtm.

Security

The Site uses generally accepted standards of technology and operational security to protect personal information. Personal information received through the Site is encrypted.

CHANGES TO THIS POLICY

This Privacy Policy may be updated from time to time as our services change and grow. We will indicate any such changes at the privacy link at the bottom of our home page, and your continued use of the Site will signify your acknowledgement of any new terms. The most current version of the Privacy Policy can be found by visiting the privacy link at http://www.ipathetn.com/us/privacypolicy.

CONTACT

We welcome inquiries or comments about our Privacy Policy and any queries or concerns about iPath at ipathetn@blackrock.com or call 1-877-764-7284.

©2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

Help us improve this site

Thank you

Your feedback has been received.

Thank you for taking the time to help us improve the iPath ETN site.

Close Window

Privacy Policy

+

©2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END HELP US IMRPOVE THIS SITE

EMAIL THIS PAGE

Email this Page

Do you know someone who’d like to learn about iPath ETNs?

To send a link to this page to a fellow investor, please fill in all the fields below and click “Submit.”

Recipient(s):

Email: *

Message:

Subject: *

Message: *

Your Information:

First Name: *

Last Name: *

Email: *

Email this Page

Thank you!

Your email was sent successfully.

Close Window

END EMAIL THIS PAGE

REGISTRATION

Home > Sign In
Please Sign In
E-MAIL ADDRESS: PASSWORD: ☐ Remember me on this computer. Forgot your password? Need sign in help?	NOT REGISTERED YET? Receive iPath ETN Updates Be informed. Stay ahead. Deliver more. Stay abreast of the latest iPath Exchange Traded Notes products, news and education.

Home > Forgot Password
Forgot Your Password	[icon] Print this page

Please enter the email address or username associated with your iPathETN.com account. We’ll send you a link that allows you to change your password.

E-mail address or username

No longer have the email address you used to register?

Home > Sign In Help
Sign In Help	[icon] Print this page

Frequently Asked Questions About Registering And Signing In.

I forgot my username. What should I do?

Usually your username is your email address. If your email address doesn’t work, you can either register again or call 1-877-764-7284.

I no longer have the email address I used to register. How do I sign in?

You can either register again as a new user or contact us.

I forgot my password. What should I do?

If you can’t remember your password, you can reset it now.

I’m new to iPathETN.com. How do I access the additional resources for investment professionals?

Please register now to gain access to the extended array of tools, data, and strategies for investment professionals.

Why do you ask me to sign in?

When you register on iPathETN.com, you get access to premium tools and resources that can help you provide sophisticated investment solutions to your clients. By signing in to the site, you gain exclusive access to this content and we ensure that your confidential information stays safe. We are committed to your right to privacy. View our privacy policy to learn more.

What does “remember me on this computer” mean?

“Remember me” saves your username and password on this computer. You must have cookies enabled to use this feature. You will still be required to enter your password to access My Profile and certain tools. Do not check this box if you share your computer with other people. If you do choose “remember me,” you can undo it at any time by simply signing out. Then, you will be required to sign in the next time you visit iPathETN.com.

STILL NEED HELP?

Please call us at 1-877-764-7284 or send us an email.

Home > Log In Success
Log In Success	[icon] Print this page

You have successfully logged in.

Go to the home page

Home > iPath ETN Resources > Sign Out

You are now signed out of the iPath website

Home > Register
iPath® ETN Trading Information	[icon] Print this page

Step 1 of 2

Select the category that best describes you

Registered Investment Advisor

I am registered with the SEC under the Investment Advisors Act of 1940 or with a state securities commission, or I am exempt from registration under SEC rules and regulations.

I am a fiduciary. I am not a registered representative employed by a broker/dealer.

Broker/Dealer

I am a registered representative of a broker/dealer firm that is registered with the SEC and is a member of FINRA.

Bank Professional

I work for a bank and manage portfolios on behalf of clients within the brokerage, private wealth, family office, foundation and endowment, or pension groups.

Institutional Investor

I manage portfolios on behalf of, or otherwise represent, an organization or entity, including banks, savings and loans, insurance companies, registered investment companies, governmental entities, employee benefit or qualified plans, and/or any other entity with total assets of at least $50 million.

Individual Investor

I manage my own portfolio.

User Agreement

By clicking “continue,” you represent and certify that the investor chosen above honestly and accurately describes you.

View our Privacy Policy

Home > Account Info

Register

Step 2 of 2

Tell us a little about yourself:

*	Required

First Name: *

Last Name: *

Investor Category:	Registered Investment Advisor

Firm Name: *

Title: *

Clearing Platform: *

Address 1: *

Address 2:

City: *

State: *

Zip Code: *

Country: *

Phone Number: *

Email: *

Password: *

Confirm Password: *

Yes, I would like to receive additional information about iPath ETNs via e-mail.

Yes, I would like to receive additional information about iPath ETNs via mail.

Home > Log In Success

Registration Success

You have successfully registered on iPathetn.com

Go to the home page

END REGISTRATION